UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2009

COVENANT GROUP OF CHINA INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53463	27-1555191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 660-7828

Everest Resources Corp. 8798 51st Avenue Edmonton, Alberta Canada T6E 5E8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

____________________

Item 1.01	Entry into a Material Definitive Agreement.

On December 24, 2009 (the "Closing Date"), Everest Resources Corp., a Nevada corporation (the "Company" or “Everest”), entered into and consummated a series of agreements which resulted in the acquisition of all of the share capital of Covenant Group Holdings Inc., a holding company incorporated under the laws of the state of Delaware ("Covenant Holdings") and the divestiture of the Company's prior exploration business. On the Closing Date, the name of the Company was also changed to Covenant Group of China Inc.

Pursuant to the terms of a Share Exchange Agreement, dated December 24, 2009, by and among Everest, Covenant Holdings and all of the shareholders of Covenant Holdings (the "Covenant Holdings Shareholders") (the "Share Exchange Agreement"), each of the Covenant Holdings Shareholders have exchanged their respective shares of Covenant Holdings for shares of the Company's common stock.  Shares of Covenant Holdings common stock held of record on the Closing Date by the Covenant Holdings Shareholders were exchanged on a one-for-one basis for shares of the Company's common stock (the "Share Exchange"). As a result of the Share Exchange, an aggregate of 9,380,909 shares of the Company's common stock were issued to the Covenant Holdings Shareholders and Covenant Holdings became a wholly-owned subsidiary of Everest.

In addition, the following actions occurred under the terms of the Share Exchange Agreement:

●
Immediately preceding the closing of the Share Exchange, Covenant Holdings entered into Share Cancellation and Loan Agreement dated December 24, 2009 (the "Cancellation Agreement") with Mr. Gary Sidhu (the former majority shareholder of the Company) pursuant to which Covenant Holdings agreed to pay Mr. Sidhu an aggregate of $290,000 in exchange for the surrender of 5 million shares of the Company's common stock held by Mr. Sidhu for cancellation (the "Cancellation" and, together with the Share Exchange, the "Transactions").  Mr. Sidhu received $100,000 and a non-interest bearing Promissory Note in the principal amount of $190,000 on or before the closing of the Transactions.  At the Closing Date, Covenant Holdings prepaid $90,000 of the Promissory Note.  The remaining outstanding principal amount of the Promissory Note is to be paid in full on or before the 90th day following the closing of the Transactions.  At the closing of the Transactions, Mr. Sidhu surrendered 4.5 million shares of common stock in the Company to Covenant Holdings for cancellation.  The remaining 500,000 shares shall be surrendered and cancelled upon payment in full of the Promissory Note.

●
As a condition to the closing of the Share Exchange, Mr. Sidhu and Mr. Mohan Singh, in his capacity as President and Principal Executive Officer of the Company, entered into a termination agreement  (the “Termination Agreement”) to terminate a declaration of trust executed by Mr. Sidhu on July 8, 2007 (the “Declaration of Trust”), wherein Mr. Sidhu had previously agreed to hold for the Company and deliver title to the Company, on the Company’s demand, a certain mineral claim upon 471 contiguous acres of Crown mineral lands located in British Columbia, Canada (the “Mineral Right”).  Pursuant to the Termination Agreement, the Company has agreed to surrender all of its right, title and interest in and to the Mineral Right under the Declaration of Trust, and Mr. Sidhu has agreed to release and indemnify the Company from all claims, costs, expenses and liabilities relating to the Mineral Right and/or the Declaration of Trust.

●
Also as a condition to the closing of the Share Exchange, Messrs. Fredric Rittereiser, Kenneth Wong and K. Ivan F. Gothner were appointed to the board of directors of the Company, with Mr. Rittereiser being named Chairman of the Board, and Mr. Mohan Singh, the former sole member of the board of directors of the Company, resigned effective as of the close of business on the Closing Date. As a requirement to listing the Company's common stock on the NASDAQ Capital Market or other exchange, the Company will seek to add additional independent directors and increase the size of the board of directors following the Share Exchange.  The board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and regulations adopted by the SEC and FINRA pursuant thereto.

●
Also as a condition to the closing of the Share Exchange, Mr. Singh resigned as the President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, and Principal Accounting Officer of the Company and Mr. Wong was appointed as President and Mr. Justin Csik was appointed as Acting Chief Financial Officer, General Counsel and Corporate Secretary.

Each of the Share Exchange Agreement and Cancellation Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

As a result of the consummation of the Transactions there are currently 11,480,909 shares of the Company's common stock issued and outstanding. Upon the cancellation of the 500,000 shares held by Mr. Sidhu which are to be surrendered upon payment of the Promissory Note, there will be 10,980,909 shares of the Company's common stock issued and outstanding, approximately 85.4% of which will be held by the former Covenant Holdings Shareholders.  The shareholders of the Company immediately prior to the completion of these transactions will hold the remaining 14.6% of the issued and outstanding shares of the Company.

As of the date of the Share Exchange Agreement and currently, there were no material relationships between Everest and Covenant Holdings, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement and Cancellation Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement and Cancellation Agreement which are filed as exhibits hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets

The Share Exchange

The Share Exchange

On December 24, 2009, the Company entered into the Share Exchange Agreement with Covenant Holdings and the Covenant Holdings Shareholders.  Upon the closing of the Share Exchange on the Closing Date, each of the Covenant Holdings Shareholders exchanged their respective shares of Covenant Holdings for shares of the Company's common stock on a one-for-one basis.  The Covenant Holdings Shareholders also released Covenant Holdings and the Company from any and all claims in respect of prior share ownership, including, without limitation, any prior contractual agreements, warrants, or options pertaining to issuance of shares or anti-dilution rights. As a result of the Share Exchange, an aggregate of 9,380,909 shares of the Company's common stock were issued to the Covenant Holdings Shareholders and Covenant Holdings became a wholly-owned subsidiary of Everest.

Immediately preceding the closing of the Share Exchange, pursuant to the terms of the Cancellation Agreement, Covenant Holdings agreed to pay Mr. Sidhu an aggregate of $290,000 in exchange for the surrender and cancellation of 5 million shares of the Company's common stock held by him.  Mr. Sidhu received $100,000 and a Promissory Note in the principal amount of $190,000 on or before the closing of the Transactions.  At the Closing Date, Covenant Holdings prepaid $90,000 of the Promissory Note.  The remaining outstanding principal amount of the Promissory Note is to be paid in full on or before the 90th day following the closing of the Transactions.  At the closing of the Transactions, Mr. Sidhu surrendered 4.5 million shares of common stock in the Company to Covenant Holdings for cancellation.  The remaining 500,000 shares shall be surrendered and cancelled upon payment in full of the Promissory Note.

After giving effect to the cancellation of Mr. Sidhu’s 4.5 million shares, the shareholders of the Company immediately preceding the Share Exchange held 2,100,000 shares of the Company's common stock before giving effect to the stock issuances in the Share Exchange.  1,600,000 of such shares constitute the Company's "public float" prior to the Share Exchange and will continue to represent the shares of our common stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 of the Securities Act of 1933, as amended, (the "Securities Act") or other exemption from registration under the Securities Act permits sales of the shares issued to the Covenant Holdings Shareholders, or a registration statement has been declared effective with respect to such shares.  The remaining 500,000 shares are held by Mr. Sidhu and will be surrendered and cancelled upon payment of the Promissory Note issued by Covenant Holdings in favor of Mr. Sidhu on the Closing Date.

As a result of the Share Exchange, Covenant Holdings became a wholly-owned subsidiary of the Company and, assuming the cancellation of the remaining 500,000 of Mr. Sidhu’s shares under the Cancellation Agreement, the Covenant Holdings Shareholders will hold approximately 85.4% of the Company's outstanding common stock.  The shareholders of the Company immediately prior to the consummation of the Transactions will hold the remaining 14.6% of the issued and outstanding shares of the Company's common stock.

Prior to the closing of the Share Exchange, there were no options or warrants to purchase shares of capital stock of Everest or Covenant Holdings outstanding and neither the Company or Covenant Holdings had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of the Company's common stock issued to the Covenant Holdings Shareholders in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Covenant Holdings or between the Company and any of Covenant Holdings’ respective affiliates, directors or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

Changes Resulting from the Share Exchange

The Company intends to carry on Covenant Holdings' business as its sole line of business.  The Company has relocated its executive offices to Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004, and its telephone number is (610) 660-7828.

The shareholders of the Company immediately preceding the Share Exchange will not be required to exchange their existing Everest stock certificates for certificates of the Company stating its new name, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the Share Exchange.  The Nasdaq Capital Market will also consider the submission of existing stock certificates as "good delivery," in the event that the Company's shares are listed on that exchange.  The Company cannot be certain that it will receive approval to list its common stock on any exchange or market should it apply for such listing.

Changes to the Board of Directors and Executive Officers

Effective as of the Closing Date, Mr. Singh resigned as our sole director, the size of our board of directors was increased from one to three and Messrs. Rittereiser, Wong and Gothner were appointed to the board of directors, with Mr. Rittereiser being named Chairman of the Board.

Further, Mr. Singh resigned as the President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, and Principal Accounting Officer of the Company and Mr. Wong was elected to the office of President and Mr. Csik was elected to serve as the Company's acting Chief Financial Officer, General Counsel and Corporate Secretary.

The directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a "reverse acquisition," since the Covenant Holdings Shareholders own a majority of the outstanding shares of the Company's common stock immediately following the Share Exchange.  Covenant Holdings is deemed to be the acquiror in the reverse acquisition.  As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Covenant Holdings and will be recorded at the historical cost basis of Covenant Holdings, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and Covenant Holdings, historical operations of Covenant Holdings and operations of the Company from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Company common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of the consummation of the Share Exchange.  The Company will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Share Exchange.

Description of our Company

We were incorporated in the State of Nevada on November 8, 2006 under the name Everest Resources Corp. as an exploration stage corporation that intended to engage in the exploration of gold.  On December 24, 2009 we acquired all of the equity interests in Covenant Holdings, a privately held company incorporated under the laws of the State of Delaware and engaged in the business of acquiring significant equity interests in Chinese operating companies and providing Chinese companies with strategic support, including administrative, legal, accounting and marketing assistance.

Prior to our acquisition of Covenant Holdings, we were in the development stage and had minimal business operations.  We had no interest in any property, but had the right to conduct mineral exploration activities on nine (9) contiguous mineral title cells covering 471 acres of Crown mineral lands located in southern British Columbia, Canada.  In connection with the acquisition of Covenant Holdings, we transferred our prior assets and liabilities to a wholly owned subsidiary and sold all of the outstanding capital stock of that subsidiary to our former director and officer in exchange for 5,000,000 shares of our common stock.

Covenant Holdings was formed in June 2009 as a Delaware corporation and is headquartered in Bala Cynwyd, Pennsylvania.  As a result of the consummation of the Share Exchange with Covenant Holdings, we are a holding company that seeks to acquire equity interests in private companies based and operating in the People's Republic of China ("China" or the "PRC").  Our core strategy is to invest in growth companies headquartered in China and to utilize our substantial experience in the U.S. and China of our management team, as well as our experience in the U.S. capital markets, to provide these companies with support, including administrative, legal, accounting and marketing assistance, and an infusion of capital with the long term goal of preparing them to become public companies in their own right.

Description of our Business

We are a holding company engaged in the business of acquiring equity interests in private companies based and operating in China to provide these companies with support, including administrative, legal, accounting and marketing assistance, and an infusion of capital with the long term goal of preparing them to become public companies in their own right.  We believe that equity investments in China present one of the most attractive global investment opportunities available in the coming four to seven years.  We plan to focus on growth company acquisitions located in China.  The local Chinese equity markets are highly concentrated, serving only a small fraction of the local corporate market.  This fact, taken together with the current international economic uncertainty, presents a unique opportunity to acquire small, growing and profitable Chinese companies at historically realistic valuations.

Business Overview

Our strategy is to invest in growth companies and to provide them with extensive support, including administrative, legal, accounting and marketing assistance, and capital infusions with the long term goal of preparing them to become public companies in their own right.  The Japanese trading companies were built around a similar concept.  Also, in the United States, a company following an analogous structure is the company formerly known as Thermo Electron Corporation, now known as Thermo Fischer Scientific, traded on the NYSE/Euronext Exchange under the symbol TMO.

On June 24, 2009, prior to the Share Exchange, Covenant Holdings initiated the execution of this strategy by acquiring 100% of the equity interests in two private Chinese technology companies, Chongqing HongSheng Sysway Information Industry Co., Inc. (“Sysway” or “Chonqing Sysway”) and Hainan Jien Intelligent Engineering Co., Inc. (“JIEN” or “Hainan Jien”), in exchange for an aggregate of 2,750,000 shares of its common stock pursuant to certain China operating company acquisition agreements (“China Agreements”).  As a condition to the China Agreements, both Chongqing Sysway and Hainan Jien were authorized to distribute to their original equity holders and management a dividend against their respective profits for the years ended 2008 and 2009.  Also in accordance with the China Agreements, we have agreed to engage in a capital raise by the first quarter of 2010 to inject a minimum of $2.5 million into each of Chongqing Sysway and JIEN.  If we are unable to raise the funds or secure a timely extension to raise the funds to inject into Chongqing Sysway and JIEN, the original Chinese equity owners of these subsidiaries would have a claim for breach of the China Agreements against the Company, for which one contract remedy is rescission of such agreements and transfer of the ownership of the companies back to the original owners.

Also prior to the Share Exchange, Covenant Holdings engaged in certain capital raising activities as a private company.  During November 2009, Covenant Holdings issued 200,909 shares of its common stock to an offshore entity (the “Offshore Investor”) in exchange for the retirement of three bridge loans issued by the Offshore Investor to Covenant Holdings, the principal and interest of which amounted to $401,818 and which was converted to the 200,909 shares mentioned above.  The shares were issued to the Offshore Investor on November 10, 2009 pursuant to a private placement offering exemption under Section 4(2) under the Securities Act.  Additionally, Covenant Holdings issued a private placement memorandum dated November 24, 2009, soliciting subscriptions for up to 750,000 shares of its common stock at a price of $2.00 per share ($1,500,000) from certain “accredited investors” and non “U.S. persons,” as those individuals are defined under the Securities Act (the “Private Placement”).  According to the terms of the Private Placement, the minimum amount to effect a close under the Private Placement was $300,000 (150,000 shares) and the minimum purchase amount was 10,000 shares ($20,000).  Covenant Holdings has accepted subscriptions for 200,000 shares ($400,000) under the Private Placement.  While the terms of the Private Placement permitted the offering to continue until January 31, 2010 and to be extended for up to an additional one month thereafter, Covenant Holdings has elected to terminate the Private Placement as of the Closing Date.

Typically, we will invest in and provide strategic direction for companies in support of their growth and expansion.  We believe that Chinese growth companies present the most consistent opportunity for generating above average equity returns and the creation of long-term sustainable capital appreciation.  We expect our companies to experience growth as a result of their special market position, their market growth potential, and/or through strategic acquisitions.

We will target opportunities in China through our tracking and targeting of businesses that will benefit from the introduction of the Chinese government's new business policy model, "the scientific concept," which focuses on domestic economic growth and social progress.  The central government’s plan is to redefine its historic economic policy of promoting growth through export-driven businesses to a new model of expansion in domestic investment, with a focus on consumption and employment within China.  A component of this policy is to encourage investors to introduce and develop technologies and to invest in technologically intensive projects in order to promote and facilitate the development of local technology companies.

Our initial focus is on Information Technology (“IT”) companies that are well positioned to capitalize on opportunities created by the government’s new policies or which are serving industrial sectors that are a target of the government’s economic development policies.  IT spending growth in emerging markets such as China is nearly double that of western economies, and IT is considered to be a major factor in promoting GDP growth, balancing economic development, expanding the business base and accelerating the growth of a consumer class.  IT spending is expected to increase in China from $73.0 billion in 2008 to $127.0 billion in 2013.  China Information Technology Report Q4 2009 (by Business Monitor International, as published on October 15, 2009 by www.marketresearch.com).  Our initial portfolio acquisitions of Sysway and JIEN were in furtherance of this focus.  Chongqing Sysway is engaged in the design, development and integration of advanced information systems and management software and JIEN specializes in the design and installation of security and surveillance systems.

As the Chinese government’s long-term economic plan is also focused on developing consumer consumption, we intend to selectively review potential investment opportunities in small-to-medium size Chinese enterprises ("SMEs") in sectors beyond IT that will benefit from the impact of these economic policies and that fit our strategic objectives.

We are committed to employing a rigorous, targeted investment approach to the growth of the Company and our acquisition of operating companies in China.  We do not intend to invest in Chinese development stage companies that lack proven technologies, market acceptance or a demonstrated business model.  We will target companies where the technology risk is limited and there is a normal business risk of expansion and execution of a business plan.  In most cases, target companies will have an established market presence and base of revenue with a management team committed to, and capable of, executing a successful growth strategy.

We have established the following investment criteria for our investment in or acquisition of target companies:

●
Focus on “unique growth companies”—i.e. businesses and technologies that participate in, or focus on, serving industrial sectors that are supported by the PRC’s five and ten year plans for internal economic development.

●	Investment will provide the Company with a substantial position in special growth companies.

●	These special growth companies should also:
o	Benefit from the support of both the local and regional government;
o	Be privately owned—i.e. there should not be an ownership stake held by the government;
o	Be free from competition with any government enterprise;
o	Have demonstrated profitable organic growth for 2-3 years;
o	Exhibit a well established and growing customer base, market penetration and operating infrastructure;
o	Have an effective and proven management team which is willing to make a multi-year contractual commitment to the execution of the business plan;
o	Be able to provide comprehensive financial statements;
o
Be willing to commit to a program of establishing a system of sound corporate governance in accordance with U.S. public market standards and comply with all local laws and regulations as well as U.S. securities laws and exchange listing requirements.  This will include adopting a code of conduct and U.S. accounting standards.

Potential acquisition targets are thoroughly researched by our management team and advisors.  The members of our Board of Directors, advisory board and management team have extensive experience, including substantial transaction and financing expertise, in both the U.S. and China.

To our knowledge, we are the first firm positioned to work with Chinese growth companies in gaining access to the U.S. capital markets while simultaneously assisting such enterprises with becoming public companies in their own right.  Although the Company is not a private equity firm in the traditional sense, emergent trends in private equity investment in China indicate there is increasing demand for growth capital for companies in light of the Chinese government’s economic initiatives and the country’s rapidly expanding consumer base.  Private equity investment in China will boom in the next few years.  Specifically, it is predicted that China should experience a 30% rise in such investment during the 2009-2011 period (China's Private Equity Boom, by Shaun Rein, Business Week, July 16, 2008).  In 2005, investors allocated $5.0 billion to China and in 2008, $20.5 billion was invested.  This surge, according to Business Week, is supported by four pillars: the growth of the Chinese middle class; the global competitiveness of Chinese firms; the tightening of credit for smaller Chinese firms; and the Chinese stock market.  Nevertheless, the success of our business will primarily be characterized by the investment opportunity that China presents and the positioning of our portfolio companies to capitalize on such opportunity within their respective industries.

Portfolio Company Overviews

Currently, our portfolio consists of two subsidiaries that are actively engaged in various segments of the IT sector.  Chongqing Sysway and Hainan Jien, described in detail below, both deploy technologies and services that are supported by their local governments’ long term technology/economic plans. Chongqing Sysway currently provides its products and services to the tobacco and financial services industries, while Hainan Jien provides its products and services primarily to financial institutions and government agencies.  These companies are headquartered in Chongqing and Haikou, respectively, and have research and development centers in Chongqing and Hangzhou and local offices located in Beijing, Tianjin, Shijiazhuang, Zhengzhou, Chengdu, Hangzhou, Wuhan and Sanya (Hubei Province).  Together, the companies employed 125 people at the end of the third quarter of 2009.

Chongqing Sysway

Chongqing Sysway is a developer of advanced information systems and collaboration software, and it is also a systems integrator for manufacturers in the Chinese tobacco industry.  It operates in Sichuan province and the Chongqing Central region of China.  Chongqing is the portal to the southwest region of China and a key city in the PRC government’s urbanization strategy.

Sysway is strategically positioned to directly benefit from the Chongqing government's five year "Information Industry Development Plan," whereby the local government plans to invest 158 billion RMB (currently about $23 billion; 6.82 RMB=1 USD) to install advanced information systems for the automation of over 100 local SMEs.  We believe that Sysway may become a leader in this area for advanced information systems software and systems integration.

Major projects for the company involve the construction of IT infrastructure for state–owned tobacco enterprises, mainly in the form of automated data collection and analysis for improving internal workflow and supply chain management.  Based on its re-useable Java components platform, the company has developed a series of vertical2/horizontal data management systems for information gathered from the tobacco, agricultural, industrial and commercial (banking) sectors.

Chongqing Sysway is well positioned to serve its core tobacco industry clients, as this industry is concentrated in Chongqing and Chengdu in central southwest China. China is the world’s biggest producer of tobacco and is inhabited by 350 million smokers.  Tobacco industry taxes and profits make up 8% of the State Monopoly Administration (STMA) revenues. In 2008, almost $63.0 billion was raised by taxing cigarettes. The PRC Government is concerned for the health status of its citizens, and in the next year, another increase in the tobacco tax rate is being contemplated.  China, Thank You for Smoking, University of Southern California US-China Institute, March 6, 2009, http://www.uschina.usc.edu/.

During 2009, Chongqing Sysway began implementing a growth strategy working with local alliance partners to enter into the financial services industry and provide information security solutions to commercial banks.

Hainan Jien

Hainan Jien is a Hainan-based firm ranked one of China’s top 100 security and surveillance enterprises in 2005 by China Security and Protection Magazine, published by The Ministry of Public Security of the PRC.  JIEN designs and installs security and surveillance infrastructure to protect financial institutions and government agencies and implements systems for intelligent construction (“IC”) projects for commercial customers.  IC construction involves designing and building structures with an integrated technology plan, which includes equipment management automation systems, fire warning systems, communication systems, security systems, and business support systems. IC systems, combined with advanced building structures, internal and external operating systems and service, make the functionality of buildings more comfortable, safe and energy-efficient.  It embraces the North American concept of “green buildings,” with its understanding and implementation of highly sophisticated communications, network and security systems.  According to national statistics in 2006, the IC market was reputed to comprise $23 billion of the total $260 billion construction industry.  During the first half 2008, China’s output value of construction hit $331.0 billion. In a survey of 1,400 construction companies, it was estimated that approximately 45% of these enterprises have implemented informatization development.

JIEN is one of only two companies in Hainan province that holds a 3111 Project Initiative Certification—the "Safe City" Certification issued by the China Security and Protection Industry Association—to participate in the government’s Safe City Projects.  The 3111 Project is the initial phase of the Safe City Project, which is an ongoing nationwide initiative sponsored by the Ministry of Public Security to enhance general security in China’s cities, which includes the implementation of new surveillance cameras in high-traffic areas throughout a total of approximately 660 cities. These security systems will be integrated and networked together both regionally and nationally to ensure safety and security for citizens and to help deploy public services in the most timely and effective manner possible. Contracts for this project are typically a year or more in duration and are signed and paid for by both the national and local governments.

China has a much broader ten year program to deploy a system of high-tech surveillance and tracking known as “golden shield.”  The goal of this program is to deploy a nation-wide system that will enable law enforcement to monitor all highways and streets.  It is estimated that the internal-security market will reach $33 billion by 2010.  The Left Coaster, Police State 2.0, http://www.theleftcoaster.com/archives/012630.php.

Market Overview

China, In General

China’s fourth quarter 2009 economic stimulus plan of $586 billion (4 trillion RMB) already has had a positive impact, as demonstrated by China’s first three quarters economic growth of 7.7%.  In addition, the transition of the Chinese economy, due in part to the stimulus’ focus on internal investment, industrial output and consumption, has begun to be evidenced.  For example, for the first nine months of 2009:

●
China’s consumer spending has expanded 15.1% on a year-to-year basis (Source:  NuWire Investor, China Set for Double Digit Growth in 2010, http://www.nuwireinvestor.com/articles/china-set-for-double-digit-growth-in-2010-54183.aspx);

●
Spending will increase by 50% in China’s top 25 cities in the next 5 years (Source:  Proactive Investors UK, Latest Figures Spark Further Optimism in China’s Speedy Economic Recovery and Future Prospects, http://www.proactiveinvestors.co.uk/companies/news/9360/latest-figures-spark-further-optimism-in-chinas-speedy-economic-recovery-and-future-prospects-9360.html);

●
Fixed asset investment has increased 33.4% since January 2009 (Source:  NuWire Investor, China Set for Double Digit Growth in 2010, http://www.nuwireinvestor.com/articles/china-set-for-double-digit-growth-in-2010-54183.aspx);

●	Industrial output increased 9.4% during the first 10 months of 2009 (Source: Westender, China Goes Shopping, http://www.westender.com.au/news/718 );

●
Producer price index (PPI wholesale level) dropped 6.5% (Source:  Xinhua News Agency, China’s CPI Falls 1.1% in First Nine Months, PPI down 6.5%, http://news.xinhuanet.com/english/2009-10/22/content_12295654.htm);

●	Consumer price index (CPI) dropped 1.1% (Source: Xinhua News Agency, China’s CPI Falls 1.1% in First Nine Months, PPI down 6.5%, http://news.xinhuanet.com/english/2009-10/22/content_12295654.htm).

China’s economy is approximately one-fifth the size of the U.S. economy.  Thus, the U.S. stimulus plan of $798 billion illustrates the relative significance of the Chinese plan of $586 billion and its potential to affect the Chinese economy.  In light of this degree of government intervention, our strategy was also influenced by the following:

●
China’s New Economic Policy.  The hallmarks of China’s policy are to: (i) significantly increase spending and implement substantial tax cuts by reducing the value-added tax and adopting preferential tax policies for SMEs; (ii) increase bank liquidity and continue to reduce interest rates; (iii) implement comprehensive industrial restructuring and facilitate the merger and reorganization of enterprises; and (iv) promote innovation in science and technology.

●
Chinese Economy has Significant Reserves.  China has a substantial $2.3 trillion in foreign exchange reserves, up from $1.96 trillion at the beginning of the year, to keep the economy at its currently planned 8% plus growth level.  In addition, China maintains a significant 35% savings rate, resulting in approximately $3.0 trillion in individual bank savings.

●
Major International Market Participants are Investing in China.  Warren Buffet, Jim Rogers, the John Templeton Fund, the Carlyle Group, Temasek Holdings, and Cargill are investing in China.  Goldman Sachs, also an investor in China, estimates that China's GDP growth will be 8.3% in 2009 and 10.5% in 2010.  Goldman Sachs predicts that China will surpass the U.S. economy by 2027.  Optimism about China stretches across a wide range of American investors.

●
Foreign Direct and Private Equity Investment. Foreign Direct investment increased from 2007 to 2008 23.6% from $74.8 billion to $92.4 billion in 10,357 less projects. China’s private equity market, according Business Week, should register 30%-plus growth for the next three years, with 2009 targeted for $15.0 billion.  China's Private Equity Boom, by Shaun Rein, Business Week, July 16, 2008.  The larger projects and large companies receive the majority of these investments. This market reality, together with the lack of bank loans for small non-government companies, work to create an opportunity for aggressive equity investing in selected SMEs.  SMEs suffer from budget constraints and limited resources to hire qualified people.  They typically do not have access to credit nor adequate budgets for R&D purposes.

●
Current Chinese Regulatory Environment.  The current attitude of Chinese regulators toward large financial transactions is one of caution as evidenced by the fact that the central government has stymied recent deals involving Goldman Sachs and The Carlyle Group. Consequently, new investment strategies, including bridge loans, private investment in public equity transactions and mezzanine financings, are being used in China by both international and local private equity funds, with locals using RMB-denominated funds.

Chinese IT Market

IT opportunities are abundant in China since the introduction of the PRC government’s adoption of the “scientific concept” policy model.  This model features fostering domestic economic growth and social progress.  According to PRC officials during the 17th Party Congress held in October 2007, the Party will aggressively redefine its present economic policy of promoting external growth in the export-driven business to a new model of expansion in domestic investment and consumption within China.  This is part of a new five-year economic plan to move from a planned economy to a market driven economy and to become integrated into global market systems.

China’s IT market is expected to outperform on a global scale during 2009-2013, according to the China Information Technology Report Q4 2009 (by Business Monitor International, as published on October 15, 2009 by www.marketresearch.com).  Growth in 2009 will remain in single digits due to overall economic growth.  The Chinese stimulus program and the rural electronics subsidiary programs are expected to raise IT spending from $78.0 billion in 2009 to $124.0 billion by 2013.  Computer sales are projected to move from $52.0 billion to $80.0 billion in 2013.  Software sales increased from $8.8 billion in 2008 to almost $10.0 billion in 2009.  IT services will reach $16.4 billion in 2009, and this sector is expected to achieve a compound annual growth rate (CAGR) of 135 between 2009 and 2013.

China’s Banking Regulatory Commission (CBRC) is compelling banks to emphasize mitigating IT risk. The nation’s commercial banks lag far behind international competitors, according to China Construction Bank, in the application of risk measures to limit regional credit risk, which expands market risks and operational risks, thereby jeopardizing domestic risk management as well as global risk management.

The Chinese capital market, which is the fourth largest in the world, currently lacks advanced risk management procedures, and the country’s retail brokerage business is plagued with inconsistencies and corporate governance.  In the last three years, over twenty firms have been closed down as the CBRC imposed stricter supervision of the retail market. Consequently, the opportunity for domestically-developed transaction IT-based systems with full risk and security features will be in great demand as Chinese investors move into the global markets.

The Company recognizes the favorable operating conditions that are unfolding in the Chinese economy in a number of Chinese industries using advanced IT.  In addition to the security and surveillance, tobacco, and financial services industries, there are great opportunities in the automotive, retail consumer, energy reduction, alternate fuel, and carbon emissions markets.  All of these industries are heavily reliant on software and supported by the government through policy statements.  Individual state-authorized committees implement such policies.  The implementation process is expressly identified in five and ten year plans.

China, operating under this new policy, has established an economic structure that is highly favorable for investing in Chinese information technology companies.  This is primarily due to the fact that this industry is characterized by a number of growth drivers, including the vast rural market, government spending and demand from the internet and communications industries.  Consequently, informationization among SMEs is a government priority, as the Ministry of Industry and Information Technology (MIIT) has already invested over $743.0 million in 2008 and will add credit loans and guarantee credit to SMEs.  Additionally, rapidly growing internet adoption across China and the demand for IT-enabled business solutions create the potential for a lucrative market for IT-security development.

Special Economic Zones

The PRC offers investors a complex system of incentives at the national, regional and local levels.  Party members have great influence at the regional and local levels where they live, impacting regional business activities and seeking employment for locals.  There are special economic zones, hundreds of development zones and designated inland cities that vie for foreign investment.  One of our subsidiaries, Chongqing Sysway, is located in an experimental zone in a more rural area where, recently, foreign banks led by a subsidiary of HSBC have established their presence.  Our other subsidiary, JIEN, is located in a special economic zone in Hainan, China, where there is access to a large high-tech employee pool. China also has numerous national science parks, many focused on commercializing technology research developed in Chinese universities.  PRC policy is to encourage investors to fund the introduction, innovation and development of technology, and invest in technology intensive projects in order to promote and facilitate technology companies.

Government and Small Business IT Markets

Investment in technology solutions is growing at exponential rates in two areas of opportunity for the Company. One opportunity is the government, regional and local IT markets. The other is the large independent small business market (SMEs with 1,000 or less employees and less than $45.0 million in revenue).  By the end of 2008, China’s 9.7 million SMEs accounted for 99% of the number of enterprises, 60% of the GDP and provided jobs for 80% of the urban population.

The market for IT is flourishing in the SME market.  In this area, Chinese companies will invest $28 billion, excluding communications, through 2010, according to the China Center of Information Industry Development (CCID).  In general, the SME market will invest more in high-end IT infrastructure and services, seeking to increase competitive advantage.

The SMEs operating environment has been historically tougher than the larger government-invested companies because of a lack of financing.  SMEs depend on commercial loans, which are difficult to obtain, and government subsidies to fund their expansion and are too small to list their companies on national exchanges to raise necessary capital.  As result, China recently launched a new exchange called ChiNext for small companies to enhance economic growth and to increase employment.

China joined the World Trade Organization on November 26, 2001. Since then, China has removed or relaxed various restrictions on financial regulations. The China Ministry of Finance modified its banking regulation principles "to grant more operational freedom to financial institutions and to tighten up supervision of the financial situation." Financial liberalization has accelerated the integration of the global financial system, stimulated the innovation of financial technology and products, and improved operational efficiency.  However, due to the intense competition in the financial markets, various types of operational risks faced by financial institutions increased substantially. In order to realize comprehensive operational efficiency and improve and sustain competitiveness, financial institutions have to strengthen their operational soundness, identify and quantify various risks in advance, and establish and carry out an effective risk management system.

Financial services institutions globally have spent heavily on IT for many years. In the fast-paced, competitive financial services industry, companies are increasingly relying on flexible and reliable IT infrastructure to gain competitive advantages. The securities and banking industries are key markets of IT system investment.

Surveillance System Market

The electronic market research company, iSuppli Corporation, estimates that the Chinese security and surveillance equipment market will withstand the impact of the economic recession and make further expansion during and after 2009 due to investments by the Chinese government in the security and surveillance industry, as well as due to the expanding home security system business.  iSuppli also forecasts that the Chinese security industry will reach $18.9 billion by the end of 2009, an increase of 7.5% over the $17.5 billion spent in 2008.  As this market expands to its capacity of $26.5 billion by 2013, a CAGR of 8.6% is expected from 2008 to 2013.  Comparatively, the revenue of the global security market in 2008 is estimated to shrink by 2%.

Growth in this market has been, and continues to be, driven by:

●
increased demand for security and surveillance products within China by a new customer group composed of various smaller industries and organizations, such as residential estates, factories and shopping centers;

●
preparation for the 2010 World's Expo in Shanghai by the PRC government:  while the expenditure on security and surveillance during the 2008 Olympics reached $300 million, the expenditure on security and surveillance infrastructure for the 2010 World's Expo in Shanghai is expected to reach $3.0 billion;

●	3111 Project, the “Safe City Project” (See page 8 for a further discussion of the Safe City Project); and

●	IC.

Activity in the IC industry is influenced by annual investment in construction, public infrastructure, and the modernization of existing systems and related hardware.  As new and better technologies are created, demand will be affected by the scale of technological improvements and, as a result, economically feasible break-through designs in IC will have a larger effect in stimulating demand than marginal improvements at elite prices, due to:

●
The recent four years growth rate of China’s GDP, which has increased at an average of 10% with annual investment in fixed assets remaining high (according to a National Bureau of Statistics of China report, the growth rate of China’s GDP in 2005, 2006, 2007 and 2008 was 10.2%, 11.6%, 11.9% and 9.0%, respectively.  Source: http://info.secu.hc360.com);

●
Growth in construction:  according to national statistics, as of 2008, China’s total output value in the construction industry exceeds $886 billion (RMB 6114.4 billion).  The IC industry has significant growth potential, and IC is considered China's key economic development industry. Currently, the percentage of new construction for which IC accounts for is as follows: America, 70%; Japan, 60%; and China, 10%.  However, in China, this figure is expected to rise to around 33% in 2012.

Source:  http://info.secu.hc360.com.

; and

●
Market demand forecast:  according to the nation’s “11th Five-Year Plan,” the growth rate of the construction market is expected to remain at or above 10% through 2010.  Annual growth rate of the IC industry is higher than the construction market itself, which could reach 20% before 2010.  Source:  http://www.topenergy.org.  Based on the above estimates, the management of JIEN believes that annual investment in the IC industry can be estimated as shown below:

Units: US$ Billion

Year	2008	2009-e	2010-e
Intelligent Construction Market	$18.4	$23	$28.75

Banking Industry

According to the latest report of CINSOS Consulting Corporation (CINSOS), China’s banking IT expenditures were $5.83 billion (RMB 39.76 billion) in 2008, a 10.9% increase over 2007. CINSOS forecasts the China banking IT market to reach $7.65 billion (RMB 48.85 billion) by 2011, while the average growth ratio from 2008 to 2011 is 10.04% (Source:  The IT Expenditure of Banking in China in 2008 reached RMB 39.76 billion, CINSOS Consulting Corporation, 26 Feb 2009).  Generally, banks will spend more money on third party service systems such as payment and settlement systems, open fund trading and channel integration systems.

 Source:  The IT Expenditure of Banking in China in 2008 reached RMB 39.76 billion, CINSOS Consulting Corporation, 26 Feb 2009.

Security Service

The role of software in China's network security products industry will likely increase and the network security service industry will also likely see dynamic growth.  CCID Consulting Co. Ltd. ("CCID Consulting"), China's leading research, consulting and IT outsourcing service provider, has reported that with the actualization of the ''Administrative Measures for the Graded Protection of Information Security,'' the pivotal industries are paying more attention to their network security strategic plan. Demands from the telecoms, finance and energy industries, as well as government network security services, have grown rapidly.

In addition, CCID Consulting reported that the Chinese electronic security industry scale reached $  (RMB 51.38 billion) in 2008, an increase of 22.5% compared to the same period last year.  By 2009, the industry scale is predicted to reach $8.38 billion (RMB 57.13 billion), an increase of 11.2% over 2008.  In 2011, the overall market is expected to reach $12.23 billion (RMB 83.58 billion).  In general, this market is expected to develop in the following directions: rapid rise of security service demands and increased proportion of software in security products; expansion in mobile applications; and emergence of related security products.  Source:  http://www.ccidconsulting.com.

Network security demands, such as security consulting, security management monitoring and grade evaluation, have become the important driving forces of this market and frequent accidents have compelled SME’s to devote more funds to network security.

Office Automation Collaboration Software and Tobacco Industry

CCID Consulting forecasts that the size of China’s office automation and collaboration software market will maintain a relatively fast growth rate during upcoming 3 years, with annual investment reaching RMB 5.591 billion by 2012.

Figure Size and Growth of China's OA and Collaboration Software Market 2004-2012

6.82 RMB = $1.00

Source:  http://www.ccidconsulting.com.

It is suggested by the report, Forecast & Analysis of the IT Solution Market of Chinese Governmental Industry 2009-2013, issued by International Data Corporation ("IDC"), that new opportunities will be created in E-government due to initiatives such as enhancement of government service, government department integration, expanding domestic demand, and enhancement of supervision.  IDC predicts that the IT market scale of the governmental IT industry will reach $7.9 billion (RMB 53.65 billion) by 2009 and $10.7 billion (RMB 73.36 billion) by 2013, with an average CAGR from 2008 to 2013 of 8%.  Industrial solutions will feature, among other items, system application platform planning and design, application system integration and data sharing.

The Scale and Forecast of General IT Market of Governmental Industry 2005-2013
(Unit: 100 Million RMB)

6.82 RMB = $1.00

The Chinese Government will likely have an ongoing need for basic IT construction in the future.  This continued procurement of IT hardware is primarily due to the historically unbalanced development between different regions and governmental departments within China.  As a result, the average annual CAGR of the IT hardware industry in China from 2008 to 2013 will be 5.6%, while the software and service market of the same period will be 13.2% and 14%, respectively.

Information technology applications in the Chinese tobacco industry during 2008 made remarkable progress due to demand related to industrial data centers, E-government and other major projects that contributed to the promotion and innovation of industrial management and IT.  This industry also benefited from sustainable industrial development and industrial informationization investments totaling $550 million, which increased by 14.5% compared to 2007.  In 2009, industrial IT application construction projects have emerged as the technological hub of the entire industry through proliferation of the new model of "supply by order" and in-depth integration of industrial enterprises.  Industrial IT application construction will further strengthen fundamental management, feature crucial application, speed up in-depth progress of basic construction, and elevate industrial modernization in China.  Investments in this industry are estimated to reach $620 million by the end of 2009 and continue to $1.01 billion by 2013.  The China Tobacco Industry Informatization Development Research Annual Report 2008-2009, http://www.baogaochina.com/2009-02/2008_2009yancaoxinxihuafazhanyanBaoGao.html.

Tobacco Industry Investment in IT 2005 – 2013
(Unit: million USD)

The China Tobacco Industry Informatization Development Research Annual Report 2008-2009,
http://www.baogaochina.com/2009-02/2008_2009yancaoxinxihuafazhanyanBaoGao.html.

Tobacco manufacturers have been consolidated by the central government from over 150 enterprises to 17 large groups. Consequently, each of the existing groups must accept more extensive management responsibilities than previously. Consequently, these circumstances will create demand for the tobacco industry to improve and implement their IT systems in order to control quality and monitor their transactions.

Our Competitive Strengths

Our Investment Strategy and Management Team

At the holding company level, we believe the following strengths will allow us to effectively execute our investment strategy.

We look to invest primarily in “unique growth companies” in China.

Through our research and due diligence, we focus primarily on “unique growth companies” as our potential investment targets. These businesses and technologies either participate in or focus on serving industrial sectors that are supported by the PRC’s five and ten year plans for internal economic development. As a result, our operating subsidiaries will operate in business environments supported by the Central and local governments and recognized as important to the economic expansion of China, thereby positioning our subsidiaries for expansive growth upon the successful execution of their business plans.

We will hold significant ownership stakes in our operating subsidiaries.

We intend to hold a significant equity stake in each of our operating subsidiaries. As a result, we will have a vested interest in the successful growth of our operating subsidiaries.  Our management team at the holding company level, both in the U.S. and China, will lend its expertise and resources to facilitate the sustained growth of our subsidiaries as well as assist these businesses in gaining access to necessary capital for growth.  Moreover, this strategy will allow for centralized control over the reporting obligations of our subsidiaries to ensure their regulatory compliance in the US markets and sound corporate governance.

Our Board and management possess extensive experience both in China and in the U.S. capital markets.

Our subsidiaries will benefit from the guidance and resources available to them at the holding company level.  It is the goal of our Board, management and advisory board to work closely with our operating subsidiaries in assisting them with compliance requirements they will encounter as component parts of a U.S. public company, while simultaneously providing them access to necessary growth capital that will allow them to meet expanding market opportunities in China and ultimately generate a return to our investors.  To this end, members of our Board and senior management are prepared to lend their years of experience with and knowledge of raising funds in the U.S. capital markets as well as their  extensive management experience with U.S. public companies.  Beyond this strength, our Board, management and advisory board members bring their experience with and understanding of China, its business culture, its economic opportunities, and its government to the development of the Company and the potential growth of our subsidiaries.  Consequently, through our unique holding company structure, we are effectively situated as to serve as the key liaison between our subsidiaries and the U.S. investor.

Based on our research and experiences in China and the U.S. capital markets, we have a targeted investment strategy that focuses on quality operating companies.

In light of the vast investment opportunities in a rapidly developing economy such as China’s, we have the opportunity to be selective in the operating companies we choose to invest in.  Consequently, we can utilize our experience in China and in the U.S. capital markets to invest in companies that have the greatest potential to generate sustained growth for the Company and eventually become standalone public entities.  We have established the following investment criteria for our investment in or acquisition of target companies:

●
Focus on “unique growth companies”—i.e. businesses and technologies that participate in, or focus on, serving industrial sectors that are supported by the PRC’s five and ten year plans for internal economic development.

●	Investment will provide the Company with a substantial position in special growth companies.

●	These special growth companies should also:
o	Benefit from the support of both the local and regional government;
o	Be privately owned—i.e. there should not be an ownership stake held by the government;
o	Be free from competition with any government enterprise;
o	Have demonstrated profitable organic growth for 2-3 years;
o	Exhibit a well established and growing customer base, market penetration and operating infrastructure;
o	Have an effective and proven management team which is willing to make a multi-year contractual commitment to the execution of the business plan;
o	Be able to provide comprehensive financial statements;
o
Be willing to commit to a program of establishing a system of sound corporate governance in accordance with U.S. public market standards and comply with all local laws and regulations as well as U.S. securities laws and exchange listing requirements.  This will include adopting a code of conduct and U.S. accounting standards.

Our Subsidiaries' Competitive Strengths in the IT Industry in China

We believe the following strengths differentiate our subsidiaries from their competitors, enabling our subsidiaries to attain leadership positions in the IT market in China.

Strong Solution and Service Development Capability

Solution development efforts of our subsidiaries are led by experienced senior management teams, most of whom have computer science, mathematics or engineering backgrounds. As of September 30, 2009, our subsidiaries employed a combined 33 software development engineers, or 26.4%, of their aggregate work force.  The software development of these subsidiaries has reached level four out of the five levels certified under CMMI, the de facto standard for software integration and development capabilities. The quality control processes of Chongqing Sysway and JIEN are ISO9001 certified. Both subsidiaries use component-based platforms in the software development process that enable them to redeploy relevant modules for future solutions or to repackage them as stand-alone standardized solutions.

The primary goal of the research efforts of our subsidiaries is to develop solutions that may be strategically implemented and commercialized. As an investment in long-term growth, our subsidiaries fund and operate their own research and development that focuses on core technologies underlying solutions and solution protocols, staffed with engineers dedicated to the research conducted by the centers.  Our subsidiaries are committed to research and development and their focus on commercializing research results enables them to work toward becoming leaders in the competitive Chinese IT market, with the ability to provide a broad range of quality software solutions and the potential for sustained long-term growth.

Proven Management with a Successful Business Record

The senior management teams of our subsidiaries consist of computer scientists and engineers with extensive management experience in the IT industry ranging from 16 years to 25 years. These management teams have complementary skills in the areas of software development, operations, finance, and sales and marketing. Under the leadership of these management teams, our subsidiaries have substantially expanded their operations and solution lines, and achieved significant revenue growth.

Certifications and Honors Given to Our Subsidiaries

Chongqing Sysway

Certification & Honors	Certification Body	Certification Date
CMMI Level 3	CMU/SEI	July 2009
Quality Certification of IS09001:2000 standard	China Beijing BTIHEA Certification Co., Ltd.	May 2009
Excellent Company of System Integration	The System Integration Certification Center of Chongqing	March 2009
Qualified Software & Services Outsourcing Enterprise	Chongqing Information Industrial Bureau	November 2008
Intelligent Construction System Certification Level 3	Ministry of Housing and Urban-Rural Development	June 2008
National Computer Information System Integration Level 2	Ministry of Information Industry of the PRC	April 2008
Customer Satisfied Products of Software Development & System Integration	China Association For Quality	March 2003
Customer Satisfied Company in Chongqing	Supervise Bureau of Quality & Technology, Chongqing	December 2003
Technical Support Center for Chongqing Enterprises Information	Chongqing Enterprise Resource Plan (ERP) Group	November 2001
Qualified Software Enterprise	Chongqing Information Industrial Bureau	January 2001
Approved to be 863/CIMS System Integration & Consultation Service Company	863/CIMS Experts Team of China	August 2000
Hi-tech Enterprise	Chongqing Science & Technology Commission	January 1999

Hainan JIEN

Certification & Honors	Certification Body	Certification Date
Security and surveillance certificate level 1	Public security bureau, Hainan Province	October 2009
Member of the Procurement Center of the Central People's Government	Procurement Center of the Central People's Government	March 2008
Computer Information System Integration Level 2	Hainan Development Bureau	April 2007 (valid for 3 years)
Certificate in intelligent construction design and installation level 2	Department of Construction, Hainan Province	April 2007
Member of Hainan Software Industry Association	Hainan Software Industry Association	2007
Commercial Credit Qualification Certificate	Hainan Guoli Credit Certification Center	June 2007
Quality Certification of IS09001:2000	China Quality Certification Centre	April 2007 (valid for 3 years)
Authentication Certificate of Commercial Credit AAA	Commercial Credit Administration of Hainan Province	August 2006
Greatest Grow Up of 100 Enterprise for China Public Security & Safety Industry	A Subordinate of The Ministry of Public Security of PRC	January 2005

Our Growth Strategy

Holding Company Level

As a U.S. public company, we will raise additional capital in the capital markets and deploy this capital to acquire and/or invest in targeted special growth companies based in China.  Our business model is predicated on having local management continue to operate their respective businesses and to deploy the capital invested by us in support of their business plan and growth strategy.  Our model is designed to allow the expansion stage of our subsidiaries' growth to proceed efficiently and rapidly. The organic growth of our subsidiaries will be accelerated through our investment in them and by the reinvestment of the companies’ profits in their continued growth.  Our access to the U.S. capital market will provide the needed growth capital, while our Board, management and advisory board will provide our subsidiaries with access to strategic and global management resources. Our plan is to build each individual subsidiary, allowing it to be focused and self-sufficient in its particular market and thus positioning it for a public offering or sale to a larger company.

Our Operating Subsidiaries

Chinese institutions are facing increasing competitive pressures as China’s markets continue to be opened up to international trade. The Company’s goal is to become a leader in software development, IT security and risk management, and electronic transaction services for the financial services industry in China as a base to expand domestically. We intend to achieve this goal by implementing the following strategies through our subsidiaries:

Strengthen relationships with key clients.

Our clients include leaders in the financial services industry in China. We expect our clients’ IT needs to evolve as they address an increasingly competitive market, continue their modernization process and offer their customers progressively more sophisticated and innovative solutions and services. This requires substantial IT investments to revamp legacy systems, build new infrastructures and meet increased demands on internal management of work processes, resources and risk. We intend to address IT demand from these large financial institutions and increase the sales of our solutions and services by implementing, among others, the following measures:

●
Maintain high level of client satisfaction.  We aim to maintain a high level of client satisfaction by continuing to exceed our clients’ expectations in the projects we undertake and provide quality services on an on-going basis.

●
Anticipate client needs.  We will leverage our industry know-how and long-term client relationships to understand our clients’ development and spending initiatives, so as to best coordinate our research and development and marketing efforts. We offer value-added services such as business and technical architecture consulting beyond our normal business.

●	Organically expand with our clients. As our clients’ IT needs evolve and as our clients expand geographically, we plan to expand our offerings and geographic coverage.

●
Actively identify cross-selling opportunities.  Our solutions and services cover all major banking information systems and we believe there are substantial opportunities for us to cross-sell our wide range of solutions and services to our existing client base. We will continue to leverage existing client relationships and our on-going projects to actively identify opportunities to market additional solutions and services to our clients.

Diversify our client base and service offerings to capture new growth opportunities.

Enhancing the core competencies of our subsidiaries in other IT growth areas will not only improve our revenue and potential profit margins but also sustain our long term growth.  We believe our geographical positioning, technological know-how, cost-effective modular and streamlined designs, our implementation approach, and broad solution and service offerings will be attractive to potential financial services clients:

●	Our current banking clients. We plan to provide more service offerings to our main customers such as China Construction Bank, Agricultural Bank of China and Bank of China.

●
National and city commercial banks.  According to IDC, national and city commercial banks in China will experience rapid growth in the next few years. In addition, many of these banks have raised or are raising capital in domestic and overseas capital markets. We plan to focus on the marketing of our standardized software to address the particular needs of this group of financial institutions.

●
Insurance providers.  We are positioning to capture growth opportunities in the slowly evolving insurance IT market by leveraging our current leadership position and know-how in the banking industry. We plan to continue to invest in research and development of new solution offerings to satisfy the growing information technology needs of this market segment.

●
Other enterprises.  We will offer our solutions and services to support corporate, treasury, finance and other related functions of other enterprises such as tobacco, automobile, retail sales, energy reduction and renewable energy companies. We plan to further leverage these finance-related solutions and services to enter the IT solutions and services market for these non-financial enterprises.

●
International financial services providers.  We plan to leverage our knowledge of the Chinese market and the overseas market to provide solutions and services to international financial institutions that are or will be doing business in China and to Chinese financial institutions when they are ready to expand overseas.

Grow business through organic growth and accretive acquisitions.

The current financial services software solution and IT services market is fragmented, presenting consolidation opportunities. With all of the Chinese banks regulated to be Basel II compliant by 2010, our companies will take advantage of the significant demand for IT solutions in the Chinese financial industry.  We will pursue strategic acquisitions and alliances that fit with our core competencies and growth strategy. We intend to selectively pursue additional acquisitions to access new sectors or new clients, expand our solution and service offerings and/or strengthen our market leadership position. We may also seek overseas acquisitions in the financial services IT market. We also plan to continue forging strategic alliances with complementary businesses and technologies, and we will establish our R&D programs for investment into intelligent information management systems for:

●	Open standards software for inclusion of all professional market participants;

●	Virtualization software technology designed for trading markets;

●	Green initiatives to reduce e-waste through environmentally preferable solutions;

●	Life cycle management to manage global information from all markets; and

●	Create and implement a “dark pool” strategy for building trading systems that address the large “block sized” trades in equities, derivatives, bonds, commodities and carbon emissions trades.

Attract and retain quality employees.

To enhance our development efforts and to support our growth objectives, we intend to continue to attract additional skilled and experienced software engineering and project management personnel. We also intend to hire and retain additional sales and service personnel with client and industry knowledge. We will continue to build a strong management team with in-house talent and recruit additional management talent as needed. We will continue to utilize our research centers and external resources to provide training programs for our employees.

Our Services and Products

Chongqing Sysway

Chongqing Sysway’s core business products are tobacco industry administration software and systems integration, both of which are protected by company-owned intellectual property rights. Currently, Chongqing Sysway’s administration software solution for the tobacco industry provides core products for the tobacco industrial supply chain, including serial software products such as enterprise resources planning administration systems (“ERP”), manufacture execution systems, Office Automation and collaboration software (“OA”), E-government solutions, human resources management systems, and trade development systems.  Of these product offerings, our ERP and E-government solutions have emerged as leading domestic leading industrial software products.

Currently, Chongqing Sysway’s primary product offerings are as follows:

●	Software: Enterprise Information Portal System; Application Date: 29 November 2007

o
Description:  The system is designed for corporations or government entities that have multiple branch locations (as end users are able to access and adjust the system at reduced costs in comparison to other systems). The Portal system generally is composed of several servers, and interfaces with different operating systems and databases while maintaining high system security to protect the end user’s personal information. The menu is user- friendly and the system is based on the Java 2 Platform, Enterprise Edition (J2EE) technique structure.

●	Software: Sales Management System; Application Date: 29 November 2007

o
Description:  This system includes market forecasts, trend analysis, client relationship management, daily sales management, and project distribution management.  The system facilitates the sharing of data between the corporation and the branches.

●	Software: Human Resource Management System; Application Date: 29 November 2007

o
Description:  The system provides a comprehensive database on all employees to enable middle to large size enterprises to quickly identify employees fitting special needs requirements. The system maintains data regarding: education, standard testing results, and performance reviews.  The system is based on the J2EE technique.

●	Software: Content Management Platform System; Application Date: 29 November 2007

o
Description:  The platform is used for content auditing, issuance, decorate, style adjustment, and accessing management for dynamic websites. It is suited for management use in corporate, government or individual projects.

●	Software: Collectivize Tobacco Materials Litigation Supplying Chain Management System; Application Date: 29 November 2007

o
Description:  The system tracks raw materials from purchase through the supply chain, including receipt, inventory, sale and realization of the related revenue and receivable. It is designed for tobacco manufacturers, but can also be applied to mining industries. The core support technique is J2EE.

●	Software: Enterprise Resource Plan (iERP) v 3.1; Application Date: 14 October 2002

o
Description:  This system received RMB 2,000,000 in funding from the National Science and Technology Department in 2002, and was written into the National Torch Plan. It is a comprehensive software plan based on the JAVA component for manufacturing activities, and it includes several modules: production plan, distribution, material purchase, manufacture, quality management, and labor and capital management. Consequently, each module can be separated from the overall plan, which means the end user is able to purchase any module based on its needs. The system has been used in assembly line manufacturing enterprises.

●	Software: CAPP V 3.5 (JAVA Development Kit (“JDK”)); Application Date: 24 February 2003

o
JDK is a software development kit for producing Java programs, which is the core of JAVA. Java is a technology that allows software, designed and written just once for an idealized "virtual machine," to run on a variety of real computers, thus facilitating our security consulting services to our customer base comprising the financial industry and government-related entities. Going forward, we will continue to enhance the company’s core competencies, such as this technology, through improving our research and development and benchmarking U.S. financial industry best practices to add value to our clients and grow our business.

Hainan Jien

Hainan Jien designs and installs security and surveillance infrastructure to protect financial institutions and government agencies and implements systems for IC projects for commercial customers.  JIEN's security and surveillance business is primarily sourced from the Chinese government’s “Safe City Project” 3111 Project initiative.  To this end, the company specializes in the installation of security and surveillance systems in various public areas, from city-wide surveillance systems and traffic surveillance systems to critical government locations, cyber cafes, bars and discotheques. With regard to the IC services offered by Hainan Jien, the company focuses IC projects on three distinct areas:

●
Intelligent Building (“IBC”):  Hainan Jien is acting as the largest IBC integrator in Hainan province.  Due to recent continuing growth of both industrial and residential development in Hainan, as well as increasing demand for IBC, Hainan Jien expects increasing demand in the IBC field for project design and construction sales.

●
Intelligent Housing:  Hainan province, as a popular retirement residence destination in China, attracts many real estate developers and domestic and international investors; the additional investment from abroad contributes to the demand for IBC services in the real estate industry in Hainan.

●
Intelligent Hotel:  Hainan, also known as “China’s Hawaii,” is quickly becoming one of the world's largest tourist destinations.  Multiple brands of world famous hotels have built new hotels in the province, such as Sheraton, Shangri-La, and Hilton.  With the development and popularization of the Intelligent Hotel systems line, the company hopes to obtain strong market share in this field as it grows.

Below is a graphical representation of a typical IC project performed by Hainan Jien:

Financial Overview

Covenant Holdings

Covenant Holdings is a holding company engaged in the business of acquiring equity interests in private companies based and operating in China to provide these companies with support, including administrative, legal, accounting and marketing assistance, and an infusion of capital with the long term goal of preparing them to become public companies in their own right.  We plan to focus on growth company acquisitions located in China, and we have acquired, as of June of 2009, 100% equity interests in Chongqing Sysway and Hainan Jien pursuant to the China Agreements.  See “Description of our Business.”

For the three months ended September 30, 2009, Covenant Holdings had revenues of $2.957 million, with net income of $104,671.  Since Covenant Holdings was formed in June 2009, it had no operations during the same period 2008.

Chongqing Sysway

Chongqing Sysway is a software, research and development, and system integration high-tech firm operating in Chongqing which is one of China's municipalities directly under the Central Government. It is also an important city and center of the southwest region and the upper areas along the Yangtze River. The company is mainly involved in providing E-government Solutions to the nationwide Tobacco Monopoly Administration, as well as OA software to the local tobacco industry, commercial Banks and manufacturing industry. One of its products - Sysway enterprise information portal system - has been nominated as a successful case by Microsoft China.  Chongqing Sysway will benefit from a five year Information Industry Development Plan launched in 2008, where the local Chongqing government began investing 158 billion RMB to install advanced information systems for the automation of over 100 local SMEs.  Chongqing Sysway expects to be a leader in this area for OA software and systems integration.

Major projects for the company center on the construction of IT infrastructure for PRC–owned tobacco enterprises employing automated data collection and quantification for improving internal workflow and supply chain management. Based on its re-useable Java components platform and Business Intelligence, Chongqing Sysway has developed a series of data management and analysis systems for information gathered from the agriculture, industrial and commercial (banking) sectors.  These systems are being widely used by many Government departments and manufacturers.

Relying on its strong development capability and government relationships, Chongqing Sysway has begun to enter the financial industry to provide information security solutions to local commercial banks.

For the six months ended June 30, 2009, Chongqing Sysway’s revenues grew from $1.637 million to $2.337 million compared to the same period in 2008, with net income decreasing from $251,085 to $169,451 compared to the same period in 2008.

Chongqing Sysway’s revenues grew from $4.017 million in 2007 to $4.361 million in 2008, with net income increasing from $488,000 in 2007 to $538,000 in 2008.

Total revenues by industry in 2008 included 82% from tobacco and manufacturing industry projects; 16% from financial services industry projects, a new area without prior revenues; and 2% from governmental sector projects.  In comparison, total revenues by industry for 2007 included 38% from tobacco industry projects; 53% from manufacturing industry projects; 5% from financial services industry projects; 1% from governmental sector projects; and 3% from other projects.

Total revenue by product in 2008 were split 77% from hardware, 10% from software and 13% from services, a shift from 79%, 20% and 1%, respectively, in 2007.

Chongqing Sysway’s 10 largest customers during 2008 are as shown in the chart below:

Clients	$000s	% of Total Revenue
Chongqing Bo En Technology Corporation	1,114	22.8
China Netcom Group Chongqing Branch	932	19.0
Chongqing Three Gorges Bank	651	13.3
Aisino Corporation	599	12.2
Chongqing He Shan Electronic Co.	342	7.0
China Tobacco Chuanyu Industrial Corporation	276	5.6
Chongqing Pu Tian Printing Press Co.	205	4.2
Chongqing Tobacco Industry Co	201	4.1
Chongqing Xing Feng Yu Decoration Engineering Co.	131	2.7
China Tobacco Tianjin Industrial Co.	96	2.0
TOTAL	4,547	92.9

Impact of Industrial Development Trends and Market Competition Order on the Company

The software industry is a strategic pillar industry influencing China’s economic development. The Chinese government has recently refined and issued multiple policies and laws which created a better environment for industrial development.  For example, in 2007 it advocated to “press ahead [with] the merger of information technology application and industrialization.”  As a result, software has become an important foundation for pushing forward industrial structure adjustment and industrial technological innovation. Additionally, rapidly growing Chinese market demand, coupled with demand from the international market, has contributed to the amenable business environment for the Chinese software industry.

The remarkable progress of Chinese IT application construction, the ongoing innovation of tobacco industry reforms and modern service based on new technology has laid the technological groundwork for Chongqing Sysway's area of the Chinese software business. In the long run, mergers and acquisitions will also become an emergent trend for the industry. Mergers between software, service, network and technology firms will create new opportunities for software enterprises.  These combinations will occur as a natural result of the expansion of the software business and its continuing development, thereby becoming an integral component of the business objectives for software enterprises.

Currently, Chinese IT application construction has progressed from fundamental construction to popular application. Government information technology application, enterprise information technology application and software authorization have all produced considerable demand for software. Moreover, particularly in the areas of innovative state construction, information security and national defense security, as well as implementation of certain policies such as government procurement laws, Chinese-produced software has the competitive advantage in the Chinese market.

The combination of solid industrial subsidy policies, the rapidly growing Chinese market demand and the presence of the international market have worked to create the rapid development of Chinese software industry. As a result, CCID Consultants predicts that the annual complex growth rate of the Chinese software industry will be 18.3% from 2008 to 2012, and industrial scale will reach 1.3454 billion RMB by 2012.

In light of the foregoing, Chongqing Sysway will proceed with its research and development initiatives, strengthen its technological innovation, promote its products’ competitiveness, master internationally-advanced critical techniques and systems as soon as practicable, and precisely implement industrial norms. The goal is to maintain and develop company advantages and market position in the government, tobacco and SME financial enterprise sectors in order to bridge the technological gap with international software enterprises and develop self-owned, practical and innovative software products with Chinese characteristics.  In addition, Chongqing Sysway will enhance brand awareness of its software and service quality management and make achievements in the localization and customization of famous-brand software and services.

Hainan Jien

Hainan Jien is a Hainan-based integrative high-tech firm ranked one of China’s Top 100 security & surveillance enterprises in 2005 by China Security and Protection Magazine, which is directly managed by China's Ministry of Public Security.  Hainan Jien designs and installs security and surveillance infrastructure to protect financial institutions and government agencies and implements IC projects for commercial customers.  The Chinese market for intelligent construction reached approximately $3.5 billion in 2006, and it is estimated that the IC market will continuously maintain 20% growth and will reach $ 12.5 billion in 2012.  Additionally, the Chinese market for security and surveillance reached approximately $11.6 billion in 2006, and, due in part to development for the 2008 Olympics, the Chinese security and surveillance market reached approximately $18.4 billion in 2008.  Exhibiting a CAGR of 25%, the Chinese market will reach $36 billion in 2011.  Sources:  http://info.secu.hc360.com and http://hi.baidu.com/dgtx/blog/item.

The company is one of two companies in Hainan province that hold a 3111 Project Initiative Certification-- the Safe City Certification by the China Security and Protection Industry Association to carry on safe city projects. The 3111 Project is the initial phase of the Safe City Certification, which is an ongoing project sponsored by the Ministry of Public Security that dictates surveillance systems to be installed in 660 cities in China.  Each project integrates surveillance technology, information network, fire alarm and police emergency alert systems.

For the six months ended June 30, 2009, Chongqing Sysway’s revenues decreased from $3.106 million to $3.025 million compared to the same period in 2008, with net income increasing from $296,687 to $491,157 compared to the same period in 2008.

The total revenues of Hainan Jien increased from $3.582 million in 2007 to $5.57 million in 2008 with net income increasing from $489,000 in 2007 to $660,000 in 2008.

Total revenues by industry in 2008 included 78% from governmental sectors, an increase from 30% in 2007; 1.8% from financial industry projects, a decrease from 26% of the total revenues in 2007; 9.2 % from the hotel industry, a decrease from 15.8% of the total revenues in 2007; 3% from real estate, a decrease from 3% of the total revenues in 2007; and 3% from various industries, consistent with 2007.  The change in 2008 revenue mix reflects management’s desire to create a greater balance of customers in several industries and to create greater specialty in growing sectors such as government, hotel, and the financial industries while at the same time reducing risks specific to any one industry.

Total revenues by product in 2008 were split 80% from hardware, 5% from software and 15% from services, an increase from 30%, a decrease from 10% and a decrease from 20%, respectively, in 2007.

With respect to emergent opportunities for Hainan Jien, the company is looking to pursue the following:

●
According to the publication Hainan Daily, Hainan will accelerate the development of its competitive industries. As a result, the Hainan government will encourage key provincial projects that focus on economic and social development.  In 2009, there are approximately 100 key projects starting to be built, with total investment reaching $45.4 billion and annual investment at $7 billion.  It is estimated that IT system expenditures will take up 5% of the total $7 billion annual investment ($350 million).  Source:  Hainan Daily News, December 28, 2008.

●
Hainan Daily learned from the Haitang Bay Management Committee that the following hotels will be constructed in Hainan:  Kempinski, Langham Place, Sofitel, Conrad, Yat Lin Hilton, Filmon, Grand Hyatt, Sheraton, The Luxury Collection, Shangri-La, and Renaissance. Most of these brands are entering Hainan for the first time.  By 2010, $1.7 billion will be invested in the hospitality industry.  Source:  Hainan Daily News, November 17, 2009.

●
China Mobil will invest about $800 million to improve IT in Hainan with the goal of creating an information technology-oriented island.  It is expected that the IT market will receive approximately 30% of this $800 million ($240 million) investment.  Source:  China News Net, July 22, 2009.

●
According to Mr. Li Jianfei, director of the Hainan Provincial Construction Department, Hainan has emerged as a comprehensive development opportunity from Haikou to Sanya.  Currently, there are about $14.5 billion in leisure real estate projects under construction in Hainan.  It is expected that the IT market will comprise approximately 7% among this $14.5 billion ($1 billion) in investment.  Source:  Xinhua Net Agency, Hainan Leisure Real Estate Industry: Multinational Corporations Secure Investment in the Financial Crisis, April 14, 2009.  Hainan Jien will likely comprise 0.5% of this total potential market ($5 million).

Hainan Jien’s 10 largest customers during 2008 are as shown in the chart below:

Clients	$000s	% of Total Revenue
Provincial People's Hospital, Hainan	2,924	52.50
National Technical School, Hainan Province	609	10.92
Sanya Haiyun Industry Co., Ltd.	488	8.77
National Tax Bureau of Gongan County, Hubei Province	478	9.19
Hainan Information Technology Co., Ltd.	277	4.98
Yalong Bay Golf Co., Ltd.	174	3.35
Minsheng Industry Investment Co., Ltd.	117	2.25
Haikou Modern Europeanization Co., Ltd.	58	1.04
Bank of China, Hainan Branch	42	0.75
Wenchang Southern China Real Estate Development Co., Ltd.	34	0.60
TOTAL	5,201	94.35

Employees

At September 30, 2009, we employed approximately 125 full time employees. Covenant Holdings employed 2 full time employees and 2 part-time employees.  Our operating subsidiaries, Chongqing Sysway and Hainan JIEN, employed 52 and 73 full time employees, respectively.

Competition

There are currently two US listed companies in China’s financial IT service sector recognized as leaders due to their size and financial strength, thereby posing competition to our operating subsidiaries.  Those companies are:

●
Longtop, a NYSE listed company (LFT), which operates in similar business fields covering hardware, software and service support primarily for the financial services industry.  LFT’s total revenues for the 6 months ended September 2009 were $71.3 million, an increase of 50.1% over the corresponding period of a year ago. Software development revenues represented 86% of the total revenues. The company estimates revenue to increase to $158.0 million for the fiscal year ended March 31, 2010, up from $106.3 million for the fiscal year March 31, 2009, with software development responsible for $137.0 million of the revenues.

●
Yucheng Technologies, a NASDAQ listed company (YTEC), is a leading IT service provider to the Chinese banking industry. YTEC’s exclusive focus on the banking sector allows it to provide high value software in the form of customized solutions.  In its report for the third quarter 2009, the company stated that 2009 revenues primarily driven by software solutions increased by 60%, and it confirmed that the company will have revenue for the year in the range of $69-$72 million.

We do not believe that any privately held Chinese companies have the size or financial strength to effectively compete with our operating subsidiaries.

Description of Property

Covenant Holdings

Covenant Holdings is headquartered in Bala Cynwyd, PA at Two Bala Plaza, Suite 300, Bala Cynwyd, PA.

Chongqing Sysway

Chongqing Sysway’s headquarters and manufacturing facilities are located in Chongqing, PRC, one of the four Chinese municipalities.  We currently rent our facility, the total area of which is approximately 1,200 meters.

Hainan Jien

JIEN’s headquarters and manufacturing facilities are located in the Northern part of Hainan Province, Haikou City. We have been granted the right to use the land in Haikou City by the Municipal administration of state-owned land through 2010.  The total space reaches approximately 1,100 square meters.

Intellectual Property

The Company has the following patented software types in China which are renewable every 5 years from inception at a minimal fee:

Chongqing Sysway

The following software has been certificated by Chongqing Information Industry Bureau.

Software	Application Date
Enterprise Information Portal System	29 November 2007
Sales Management System	29 November 2007
Human Resource Management System	29 November 2007
Content Management Platform System	29 November 2007
Collectivize Tobacco Materials Litigation Supplying Chain Management System	29 November 2007
Enterprise Resource Plan (iERP) v 3.1	14 October 2002
CAPP V 3.5	24 February 2003

Hainan Jien

JIEN currently has intellectual property rights to an automatic spit plate machine.  In 2010, JIEN plans to apply for one to two additional patents through the State Intellectual Property Office for a CRM software system and an energy-saving construction management software system.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions, or operating results.  We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical fact made in this report including, without limitation, statements regarding our future financial position or results, levels of activity, events, trends or plans, are forward-looking statements. In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there is no assurance that such expectations will be accomplished. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. Some factors that might cause or contribute to such discrepancy include those factors listed in the section "Risk Factors" beginning on page 42 of this Report on Form 8-K.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.  We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

Management Discussion and Analysis of Plan of Operations

The following discussion and analysis should be read in conjunction with our financial statements, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management.

Our management's discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods.  On an ongoing basis, we evaluate our estimates and assumptions.  We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

This discussion should be read in conjunction with the other sections of this Report, including "Risk Factors," "Description of Business" and the Financial Statements referenced in Item 9.01 and attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See "Forward-Looking Statements." Our actual results may differ materially.

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Overview

Everest was incorporated in the State of Nevada on November 8, 2006. On December 24, 2009, Everest entered into and closed the Share Exchange Agreement with Covenant Holdings, a privately held company incorporated under the laws of the State of Delaware. Pursuant to the Share Exchange Agreement, Everest acquired all of the issued and outstanding capital stock of Covenant Holdings in exchange for 9,380,909 shares of common stock.

Prior to our acquisition of Covenant Holdings, we were in the development stage and had minimal business operations.  We had no interest in any property, but we had rights and interests in and to a Mineral Right pursuant to a Declaration of Trust, which permitted us to conduct mineral exploration activities on nine (9) contiguous mineral title cells covering 471 acres of Crown mineral lands located in southern British Columbia, Canada.  In connection with the acquisition of Covenant Holdings, we terminated the Declaration of Trust pursuant to the Termination Agreement, and under the Cancellation Agreement, our former majority shareholder agreed to cancel 5 million shares of our common stock, 4.5 million shares of which were cancelled upon the closing of the Share Exchange Agreement while 500,000 shares are to be cancelled upon payment of a $190,000 Promissory Note issued to the majority shareholder by Covenant Holdings.  See “The Share Exchange" beginning on page 2.

Covenant Holdings

Covenant Holdings, was formed in the State of Delaware on June 10, 2009.  It is in the business of identifying and investing in growth companies organized and doing business in China.

On June 24, 2009, Covenant Holdings entered into a stock acquisition and reorganization agreement with the Chongqing Sysway and its stockholders. Pursuant to the terms of this agreement, Covenant Holdings acquired 100% of the outstanding equity interest in Chongqing Sysway, in exchange for 1,400,000 shares of Covenant Holdings' common stock. Chongqing Sysway was incorporated in Chongqing City, Sichuan Province, PRC, in 1999 as a State Owned Enterprise (SOE).  In 2005, the two SOE shareholders sold their ownership shares to the original minority shareholders and since then, Chongqing Sysway has operated as a private enterprise mainly engaged in system integration services, including computer system installation, website design, and system firewall setup, particularly for tobacco industry.

On June 24, 2009, Covenant Holdings also entered into a stock acquisition and reorganization agreement with Hainan Jien and its stockholders. Pursuant to the terms of this agreement, Covenant acquired 100% of the outstanding equity interest in Hainan Jien, in exchange for 1,350,000 shares of Covenant Holdings’ common stock. Hainan Jien was incorporated in Hainan Province, PRC in 1999. Hainan Jien is engaged in providing full service design and installation of intelligent equipment for financial institutions, government agencies and businesses.

On December 24, 2009, Covenant Holdings entered into a share exchange agreement with Everest whereby Covenant Holdings Shareholders became the majority owners of Everest. The Share Exchange is being accounted for as a "reverse acquisition," since the Covenant Holdings Shareholders own a majority of the outstanding shares of the Company's common stock immediately following the Share Exchange.  Covenant Holdings is deemed to be the acquiror in the reverse acquisition.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Covenant Holdings and will be recorded at the historical cost basis of Covenant Holdings, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and Covenant Holdings, historical operations of Covenant Holdings and operations of the Company from the closing date of the Share Exchange.  Further, as a result of the issuance of the shares of the Company common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of the consummation of the Share Exchange.  The Company will continue to be a "small business issuer," as defined under the Exchange Act, following the Share Exchange.

Chongqing Sysway

Chongqing Sysway is a software, research and development, and system integration high-tech company operating in Sichuan province and the Chongqing Central region of China.  It is mainly involved in providing system integration services and collaboration software to the manufacturing industry, particularly for tobacco industry.

Hainan Jien

Hainan Jien is an integrative high-tech firm, specializing in design and install security and surveillance infrastructure to protect financial institutions and government agencies, and implements IC projects for commercial customers. It is one of two companies in Hainan province that hold a 3111 Project Initiative Certification-- the Safe City Certification by the China Security and Protection Industry Association to carry on safe city projects. The 3111 Project is the initial phase of the Safe City Certification, which is an ongoing project sponsored by the Ministry of Public Security that dictates surveillance systems to be installed in 660 cities in China.  Each project integrates surveillance technology, information network, fire alarm and police emergency alert systems.

Critical Accounting Policies

In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make certain estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.

Basis of Presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP”).

Principle of Consolidation

The consolidated financial statements as of an at September 30, 2009 include the accounts of Covenant Holdings, Chongqing Sysway and Hainan Jien.  All intercompany transactions and account balances are eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Accounts and Retentions Receivable

Our policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company had allowances of $55,368 at September 30, 2009.

We have retentions receivable for product quality assurance, our retention rate varies from 3% to 5% of the sales price with variable terms from 1 year to 3 years. At September 30, 2009, our retentions receivable was $1,364,212. $1.2 million of this amount was current and due within one year. The remainder was non-current.

Inventories

Chongqing Sysway values inventories at the lower of cost or market with cost determined on a specific identification method.  Hainan Jien values inventories at the lower of cost or market with cost determined on a first in, first out basis.

Property and Equipment

On a consolidated basis, property and equipment are stated at cost, net of accumulated depreciation.  Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives ranging from 3 to 25 years as follows:

Building	20-25 years
Leasehold improvements	Shorter of lease term or 10 years
Vehicle	5-10 years
Office Equipment	3-5 years

Goodwill

Goodwill represents the excess of the fair value of the consideration transferred over the net of the acquisition date amount of identifiable assets acquired and the liability assumed. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," (codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350), goodwill is not amortized but is tested for impairment annually, or when circumstances indicate a possible impairment may exist. Impairment testing is performed at a reporting unit level. An impairment loss generally would be recognized when the carrying amount of the reporting unit exceeds the fair value of the reporting unit, with the fair value of the reporting unit determined using a discounted cash flow (DCF) analysis. A number of significant assumptions and estimates are involved in the application of the DCF analysis to forecast operating cash flows, including the discount rate, the internal rate of return, and projections of realizations and costs to produce. Management considers historical experience and all available information at the time the fair values of its reporting units are estimated.

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin ("SAB") No. 104 (codified in FASB ASC Topic 480).  Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company records its revenue when certain milestones as defined in the service contract are reached. These service contracts have clear milestones and deliverables with distinct values assigned to each milestone.  The milestones do not require the delivery of multiple elements as noted in Emerging Issues Task Force (EITF) Issue No. 00-21 “Revenue Arrangements with Multiple Deliverables” (codified in FASB ASC Topic 605).  In accordance with SAB No. 104, the Company treats each milestone as an individual revenue agreement and only recognizes revenue for each milestone when all the conditions of SAB No. 104 defined earlier are met.

Sales revenue represents the invoiced value of products and services, net of value-added tax (“VAT”).  All of Chongqing Sysway’s products and services that are sold and provided in the PRC are subject to Chinese VAT of 17% of the gross sales price.  This VAT may be offset by VAT paid by the company on raw materials and other materials included in the cost of producing their finished product.  Chongqing Sysway recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

Hainan Jien is qualified as a small business so that all of its products sold or services provided in the PRC are subject to a fixed VAT rate of 4% of the gross sales price regardless of the VAT paid.  Sales revenue represents the invoiced value of goods or services, net of VAT.  This VAT cannot be offset by VAT paid by Hainan Jien on raw materials and other materials included in the cost of producing their finished products.

The standard warranty of Hainan Jien is provided to its customers and is not considered an additional service; rather it is considered an integral part of the product and services’ sale.  Hainan Jien believes that the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF No. 00-21 separation and allocation model for a multiple deliverable arrangement. SFAS No. 5 specifically address the accounting for standard warranties and neither SAB No. 104 nor EITF No. 00-21 supersedes SFAS No. 5 (codified in FASB ASC Topic Warranty). The Company believes that accounting for its standard warranty pursuant to SFAS No. 5 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of our subsidiaries is the RMB.  For financial reporting purposes, RMB has been translated into U.S. dollars ("USD") as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at the balance sheet date.  Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income."  Gains and losses resulting from foreign currency transactions are included in income.  There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet dates.

We use SFAS No. 130, “Reporting Comprehensive Income” (codified in FASB ASC Topic 220)  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.  Comprehensive income for the period ended September 30, 2009 included net income and foreign currency translation adjustments.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (codified in FASB ASC Topic 280), requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

Recent Accounting Pronouncements

On June 10, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01 "Topic 105 - Generally Accepted Accounting Principles-amendments based on Statement of Financial Accounting Standards No. 168 -The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” ASU No. 2009-01 re-defines authoritative US GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative US GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative US GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of US GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (codified in FASB ASC Topic 855-10-05), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Company has evaluated subsequent events through December 7, 2009.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations," which is effective for business combinations of the Company for which the acquisition date is on or after January 1, 2009. SFAS No. 141(R) changes how the acquisition method is applied in accordance with SFAS No. 141. The primary revisions to this Statement require an acquirer in a business combination to measure assets acquired, liabilities assumed, and any noncontrolling interest in the acquired at the acquisition date, at their fair values as of that date, with limited exceptions specified in the Statement. SFAS No. 141(R) also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquired, at the full amounts of their fair values (or other amounts determined in accordance with the Statement). Assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date are to be measured at their acquisition-date fair values, and assets or liabilities arising from all other contingencies as of the acquisition date are to be measured at their acquisition-date fair value, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, "Elements of Financial Statements." SFAS No. 141(R) significantly amends other Statements and authoritative guidance, including FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method," and now requires the capitalization of research and development assets acquired in a business combination at their acquisition-date fair values, separately from goodwill. SFAS No. 109, "Accounting for Income Taxes," was also amended by SFAS No. 141(R) to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. The Company expects SFAS No. 141(R) will have a significant impact on accounting for business combinations, but the effect is dependent upon acquisitions at that time.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (codified in FASB ASC Topic 825-10-50). This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on June 10, 2009. The adoption of this standard did not have a material impact on its financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning June 10, 2009 and will change the accounting for business combinations on a prospective basis.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

Covenant Holdings

Consolidated Results of Operations

As of September 30, 2009

Covenant Holdings was formed on June 10, 2009 and, until the acquisition of 100% of the equity interests in Chongqing Sysway and Hainan Jien on June 24, 2009, had no operations.  Therefore, the following table presents the consolidated results of operations of Covenant Holdings for the period from June 24, 2009 through September 30, 2009.

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Period Ended September 30, 2009
	$	% of Sales
Sales	2,957,242
Cost of sales	(2,325,551)	78.6%
Gross profit	631,691	21.4%
Operating expenses	493,362	16.7%
Income from operations	138,329	4.7%
Non-operating income	584	0.02%
Income tax expense	34,242	1.2%
Net income	104,671	3.5%

Consolidated Liquidity and Capital Resources

As of September 30, 2009, the Company had cash and cash equivalents of approximately $1.00 million, other current assets of approximately $6.62 million and current liabilities of approximately $4.76 million. Working capital amounted to $2.87 million at September 30, 2009. The ratio of current assets to current liabilities was 1.60-to-1 at September 30, 2009.

The following is a summary of cash provided by or used in each of the indicated types of activities during the period since business inception through September 30, 2009:

Cash provided by (used in):
Operating Activities	$(203,383)
Investing Activities	753,180
Financing Activities	453,888

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Contractual Obligations

Since June 2009, Hainan Jien obtained several short term loans from Shenzhen Development Bank for the aggregate amount of approximately $86,000, interest rate at 5.832% per annum, with various maturity dates due within five months from the borrowing date.  $32,000 of this amount was repaid on November 7, 2009, and the remainder is due to be repaid on or before the end of February 2010.

In September 2009, Covenant Holdings entered into three bridge loan agreements with the Offshore Investor in the aggregate amount of $399,870 for financing certain startup expenditures.  These three bridge loans bear interest at the rate of 6% per annum. Principal and interest will be payable in full six months from the loan agreement date.  These bridge loans may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.  Subsequent to the end of the period, Covenant Holdings and the Offshore Investor entered into an agreement whereby the bridge loans were retired in exchange for 200,909 shares of Covenant Holdings' common stock.

Chongqing Sysway

Results of Operations

Six Months Ended June 30, 2009 Compared to June 30, 2008

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Six Months Ended June 30,
	2009		2008
	$	% of Sales	$	% of Sales
Sales	2,337,032		1,637,231
Cost of sales	(1,842,514)	79%	(1,231,682)	75%
Gross Profit	494,518	21%	405,549	25%
Operating Expenses	(268,466)	11%	(255,846)	16%
Income from Operation	226,052	10%	149,703	9%
Other Income (Expenses), net	(118)	(0.01)%	185,078	11%
Income tax expense	(56,483)	(3)%	(83,696)	(5)%
Net Income	169,451	7%	251,085	15%

Sales.   Net sales for the six months ended June 30, 2009 were approximately $2.34 million while our net sales in the same period for 2008 were approximately $1.64 million, an increase in revenues of $0.70 million, or 43%. The increase was due to increased sales of our self-developed software, obtaining new contracts through the strategic alliance with other IT companies, and expanding our new customers in the finance industry while strengthening our customers’ base in the tobacco industry through our own sales team.  We believe that our sales will continue to grow through alliances with other in-state and out-of-state IT companies while we strengthen and expand the customer base beyond the tobacco industry and increase sales from newly developed software.

Cost of Sales.   Cost of sales for the six months ended June 30, 2009 were approximately $1.84 million while our cost of sales for the same period in 2008, were approximately $1.23 million, an increase of $0.61 million, or 50%. The increase in cost of sales can be attributed to the growth in sales in 2009.  Cost of sales as a percentage of sales was approximately 79% for the six months ended June 30, 2009 and 75% for the same period of 2008. The slight increase in cost of sales as a percentage of sales in 2009 was mainly due to increased hardware and direct labor costs as a result of overall price increases in China. We believe that our cost of sales will continue to remain stable or decrease as we will continuously improve the efficiency of cost control.

Gross Profit.    Gross profit was $0.49 million for the six months ended June 30, 2009 as compared to $0.41 million for the same period of 2008, representing gross margin of approximately 21% and 25% for the first half year of 2009 and 2008, respectively. The increase in our gross profits was mainly due to the increase of sales revenue, while the slight decrease in gross profit margin was mainly due to increases in production costs.

Operating Expenses.   Operating expenses consisting of selling, general and administrative expenses totaled approximately $0.27 million for the first six months of 2009 as compared to $0.26 million for the same period of 2008, a slight increase of $12,620 or 5%. The increase in operating expenses was mainly due to proportional increases in payroll and welfare expenses as we hired more employees and sales people and the increased expense of a training program offered to our project managers. Operating expenses as a percentage of sales was about 11% and 16% for the six months ended June 30, 2009 and 2008.

Net Income.   Our net income for the six months ended June 30, 2009 was approximately $0.17 million as compared to net income of approximately $0.25 million for the six months ended June 30, 2008, a decrease of $81,634 or 33%. Despite the increase in our sales and operating income during the first half of 2009, the decrease of net income was mainly attributable to a reversal of a previously recognized bad debt provision of $159,210 and subsidy income from the government of $25,824 during the first half of 2008. Our management believes that net income will continue to increase as we continue to increase our sales, design and manufacture our new software products with less costs, and increase the efficient control of our operating expenses.

Year Ended December 31, 2008 Compared to December 31, 2007

The following table sets forth the results of our operations for the years indicated as a percentage of net sales:

	Year Ended December 31,
	2008		2007
	$	% of Sales	$	% of Sales
Sales	4,924,438		4,013,972
Cost of sales	(3,826,264)	78%	(3,050,588)	76%
Gross Profit	1,098,174	22%	963,384	24%
Operating Expenses	(615,989)	13%	(530,666)	13%
Income from Operation	482,185	10%	432,718	11%
Other Income (Expenses), net	195,749	4%	55,672	1%
Income tax expense	(181,060)	(4)%	-	-
Net Income	496,874	10%	488,390	12%

Sales.  Net sales for 2008 were approximately $4.92 million while our net sales in same period for 2007 were approximately $4.01 million, an increase in revenues of $0.91 million, or 23%.  The increase was due to increased sales on self-developed software, obtaining new contracts of system integration projects through strategic alliances with other IT companies, and expanding our new customers in the finance industry while strengthening old customers in the tobacco industry through our own sales team.  We believe that sales will continue to grow through alliances with other in-state and out-of-state IT companies while we strengthen and expand the customer base in addition to tobacco industry and increase sales from newly developed software.

Cost of Sales.  Cost of sales for 2008 were approximately $3.83 million while our cost of sales for the same period in 2007, were approximately $3.05 million, an increase of $0.78 million, or 25%.  The increase in cost of sales can be attributed to the growth in sales in 2008.  Cost of sales as a percentage of sales was approximately 78% for the year of 2008 and 76% for the year of 2007. The slight increase in cost of sales as a percentage of sales in 2008 was mainly due to increased hardware and direct labor cost as a result of overall price increases in China during 2008.  We believe that the cost of sales will continue to remain stable or decrease, as we focus on cost control.

Gross Profit.  Gross profit was $1.10 million for the year of 2008 as compared to $0.96 million for the year of 2007, representing gross margin of approximately 22% and 24% for the year of 2008 and 2007, respectively. The increase in our gross profits mainly due to the increase of sales revenue, while the slight decrease in gross profit margin was mainly due to the increase in production cost.

Operating Expenses.   Operating expenses, consisting of selling, general and administrative expenses, totaled approximately $0.62 million for 2008 as compared to $0.53 million for 2007, an increase of approximately $85,323 or 16%. The increase in operating expenses was mainly due to increase in payroll and welfare expenses as we hired more employees and salespeople, and the expense of a training program offered to project managers. Operating expenses as a percentage of sales was about 13% in 2008 and 2007.

Net Income.   Our net income for the year ended December 31, 2008 was approximately $0.50 million as compared to net income of approximately $0.49 for the year ended December 31, 2007, an increase of $8.484 or 1.7%. This increase was attributable to growth in revenue and control of expenses. Our management believes that net income will continue to increase as we continue to increase our sales; design and manufacture new software products with greater efficiency and control on our operating expenses.

Liquidity and Capital Resources

The following is a summary of cash provided by or used in each of the indicated types of activities during six months ended June 30, 2009 and 2008:

	June 30,
	2009	2008
Cash provided by (used in):
Operating Activities	$842	$(436,539)
Investing Activities	(5,350)	(11,890)
Financing Activities	-	(127,867)

            Net cash flow provided by operating activities was $ 842 for the six months ended June 30, 2009, as compared to cash used in operating activities of $436,539 in the same period of 2008. The increase in net cash flow provided by operating activities in the first half of 2009 was mainly due to less cash payment made for inventory, taxes payable and accounts payable as compared with same period of 2008.

Net cash flow used in investing activities was $5,350 for the six months ended June 30, 2009, as compared to net cash used in investing activities of $11,890 for the same period of 2008.  The net cash used in investing activities was mainly due to acquisition of office equipment for both 2009 and 2008.

Net cash flow used in financing activities was $0 for the six months ended June 30, 2009 as compared to net cash used in financing activities of $127,867 for the same period of 2008, which was mainly due to the repayment to a related party of $77,922 and repayment of a short term loan for $49,945.

The following is a summary of cash provided by or used in each of the indicated types of activities during years ended December 31, 2008 and 2007:

	December 31,
	2008	2007
Cash provided by (used in):
Operating Activities	$(476,069)	$519,083
Investing Activities	(18,374)	(8,641)
Financing Activities	(129,952)	(11,707)

             Net cash flow used in operating activities was $476,069 in fiscal 2008, as compared to cash provided by operating activities of $519,083 in fiscal 2007. The increase in net cash flow used in operating activities in fiscal 2008 was mainly due to increase in payment for inventory and accounts payable.

Net cash flow used in investing activities was $18,374 for fiscal 2008, as compared to net cash used in investing activities of $8,641 in fiscal 2007.  The increase of net cash flow used in investing activities in fiscal 2008 was mainly due to acquisition of the office equipment.

Net cash flow used in financing activities was $129,952 in fiscal 2008 as compared to net cash used in financing activities of $11,707 in fiscal 2007. The increase of net cash flow used in financing activities in fiscal 2008 was mainly due to the repayment to related party of $79,193 and repayment of short term loan for $50,759.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Hainan Jien

Results of Operations

Six Months Ended June 30, 2009 Compared to June 30, 2008

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Six Months Ended June 30,
	2009		2008
	$	% of Sales	$	% of Sales
Sales	3,025,835		3,106,608
Cost of Sales	(2,300,666)	76%	(2,629,202)	85%
Gross Profit	725,169	24%	477,406	15%
Operating Expenses	(229,500)	8%	(163,221)	5%
Income from Operation	495,669	16%	314,185	10%
Other Expenses	(4,512)	(0.1)%	(17,498)	(0.6)%
Net Income	491,157	16%	296,687	10%

Sales.   Net sales for the six months ended June 30, 2009 were approximately $3.03 million while our net sales in the same period for 2008 were approximately $3.11 million, a decrease in revenues of $80,773 or 3%. The decrease was due to the overall downturn of the Chinese economy, which resulted in budget cutting for most businesses on certain administrative expenses, including the expense for installation and improving intelligence systems.  As the financial industry raised its standards on lending for commercial real estate loans to take precaution for bad debts, real estate developers tightened their capital expenditures for auxiliary functions and features of commercial properties, such as the installation the intelligence systems the buildings. As the Chinese economy has been gradually recovering, we believe that our sales will continue to grow while we keep improving the quality of our services.

Cost of Sales.   Cost of sales for the six months ended June 30, 2009 were approximately $2.30 million while our cost of sales for the same period in 2008, were approximately $2.63 million, a decrease of $0.33 million, or 12%. The decrease in cost of sales is attributed to the reduction in sales for the first half of 2009.  Cost of sales as a percentage of sales was approximately 76% for the first six months of 2009 and 85% for the same period of 2008. The decrease in cost of sales as a percentage of sales in 2009 was mainly due to the decrease of sales and our efficient control on hardware purchase costs through our successful bargaining with our vendors in the systems integration business.

Gross Profit.  Gross profit was $0.73 million for the first half year ended June 30, 2009 as compared to $0.48 million for the same period of 2008, representing gross margin of approximately 24% and 15% for the first six months of 2009 and 2008, respectively.  The increase in our gross profits was mainly due to the decrease on cost of sales; the increase in gross profit margin was mainly a result of decreased purchase cost of hardware.

Operating Expenses.  Operating expenses consisted of selling, general and administrative expenses totaled approximately $0.23 million for the six months ended June 30, 2009 as compared to $0.16 million for the same period in 2008, an increase of $66,279 or 41%. The increase in operating expenses was mainly due to an increased tax rate that is charged based on net sales.

Net Income.  Our net income for the first half year ended June 30, 2009 was $0.49 million as compared to approximately $0.30 million for the first half year ended June 30, 2008, an increase of $0.19 million or 66%.  This increase is attributable to decrease in our cost of sale as a result of our efficient cost control. Our management believes that net income will continue to increase as we continue to increase our sales by providing better quality services and controlling our costs and operating expenses.

Year Ended December 31, 2008 Compared to December 31, 2007

The following table sets forth the results of operations for the years indicated as a percentage of net sales:

	Year Ended December 31,
	2008		2007
	$	% of Sales	$	% of Sales
Sales	5,554,357		3,580,253
Cost of sales	(4,403,810)	79%	(2,732,574)	76%
Gross Profit	1,150,547	21%	847,679	24%
Operating Expenses	(489,260)	9%	(362,269)	10%
Income from Operation	661,287	12%	485,410	14%
Other Income (Expenses), net	(3,849)	(0.07)%	3,152	0.09%
Net Income	657,438	12%	488,562	14%

Sales.   Net sales for 2008 were approximately $5.55 million while net sales in same period for 2007 were approximately $3.58 million, an increase in revenues of $1.97 million, or 55%. The increase was due to strengthening our sales force and the expansion of our customer base in industries other than financial services and government agencies. We believe that our sales will continue to grow while we keep improving the quality of our services.

Cost of Sales.   Cost of sales for 2008 were approximately $4.40 million while cost of sales for the same period in 2007, were approximately $2.73 million, an increase of $1.67 million, or 61%. The increase in cost of sales is attributed to the growth in sales in 2008.  Cost of sales as a percentage of sales was approximately 79% for the year of 2008 and 76% for the year of 2007. The increase in cost of sales as a percentage of sales in 2008 was mainly due the higher cost of purchasing hardware in connection with our systems integration business. We believe that our cost of sales will decrease as we focus on cost control.

Gross Profit.  Gross profit was $1.15 million for the year of 2008 as compared to $0.85 million for the year of 2007, representing gross margin of approximately 21% and 24% for the year of 2008 and 2007, respectively.  The increase in our gross profit was mainly due to our increased sales; the decrease in gross profit margin was mainly a result of increased cost of purchasing hardware in connection with our systems integration business.

Operating Expenses.  Operating expenses, consisting of selling, general and administrative expenses, totaling approximately $0.49 million for 2008 as compared to $0.36 million for 2007, an increase of $126,992 or 35%. The increase in operating expenses was mainly due to proportional increases in payroll, insurance and travel expenses associated with our increased sales.

Net Income.  Our net income for the year ended December 31, 2008 was $0.66 million as compared to approximately $0.49 million for the year ended December 31, 2007, an increase of $0.17 million or 35%.  This increase was attributable to the growth in our revenue.  Our management believes that net income will continue to increase as we continue to increase our sales through providing better quality services, and controlling our cost and operating expenses.

Liquidity and Capital Resources

The following is a summary of cash provided by or used in each of the indicated types of activities during six months ended June 30, 2009 and 2008:

	June 30,
	2009	2008
Cash provided by (used in):
Operating Activities	$498,614	$(119,757)
Investing Activities	-	(18,601)
Financing Activities	140,284	(3,306)

Net cash flow provided by operating activities was $498,614 in the first half year ended June 30, 2009, as compared to cash flow used in $119,757 in the same period of 2008. The increase in net cash flow provided by operating activities in the first six months in 2009 was mainly due to increased net income coupled with decreasing our accounts receivable outstanding and fewer payments made on inventory.

Net cash flow used in investing activities was $0 for the first half year of 2009, as compared to net cash used in investing activities of $18,601 in the first half year of 2008, which was mainly for the acquisition of office equipment.

Net cash flow provided by financing activities was $140,284 in the first half year ended June 30, 2009 as compared to net cash used in financing activities of $3,306 for the same period of 2008. The increase of net cash flow provided by financing activities in the first half of 2009 was mainly due to a quick advance of $108,232 from a shareholder while in the same period of 2008, we repaid $1,181 to the shareholder. We’ve also obtained a short term loan of $35,052 in the first half year of 2009 while in the same period of 2008, we’ve repaid $2,125.

The following is a summary of cash provided by or used in each of the indicated types of activities during years ended December 31, 2008 and 2007:

	December 31,
	2008	2007
Cash provided by (used in):
Operating Activities	$(177,704)	$134,215
Investing Activities	(59,858)	(1,531)
Financing Activities	(1,200)	100,565

Net cash flow used in operating activities was $177,704 in fiscal 2008, as compared to cash flow provided by $134,215 in fiscal 2007. The increase in net cash flow used in operating activities in fiscal 2008 was mainly due to increase in our accounts receivable and tax payments, although our net income has increased.

Net cash flow used in investing activities was $59,858 for fiscal 2008, as compared to net cash used in investing activities of $1,531 in fiscal 2007.  The increase of net cash flow used in investing activities in fiscal 2008 was mainly due to the acquisition of the office equipment.

Net cash flow used in financing activities was $1,200 in fiscal 2008 as compared to net cash provided by financing activities of $100,565 for fiscal 2007. The increase of net cash flow used in financing activities in fiscal 2008 was mainly due to a quick advance of $1,200 to the shareholder while in 2007, we received $100,565 repayment from the shareholder.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Risk Factors

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control. The risks described below are not the only ones facing our company.  Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our IT Businesses in China.

Our operating subsidiaries may not be able to adapt to rapid changes in the dynamic Chinese IT industry, thereby losing market and revenue opportunities. The Chinese IT industry is extremely dynamic, characterized by rapid changes in technology and the frequent introduction of new and more advanced equipment and software applications. We expect to address this business challenge with the intellectual and human resources of our subsidiaries. Nonetheless, these growth companies will be subject to the general risks, uncertainties and problems frequently encountered by similar companies operating in the Chinese IT industry. These include, among others, the following:

•	the failure to anticipate and adapt to developing market trends;
•	the failure to identify, develop and market services and products that respond to changing client needs and changing technological standards;
•	the inability to maintain, upgrade and improve our current services and products;
•	the inability to attract and retain skilled personnel, relevant to our companies' service and product offerings; and
•	the failure to manage our currently rapidly expanding operations.
•
If our subsidiaries are unable to meet these challenges and any others that they may encounter in the combination of operations or expansion, it is possible that they will lose market and revenue opportunities and growth will be slowed.

We depend on the financial services industry and changes within that industry could reduce demand for products and services. Unfavorable economic conditions adversely impacting that part of the financial services industry could have a material adverse effect on our business, financial condition and results of operations. For example, depository financial institutions have experienced, and may continue to experience, cyclical fluctuations in profitability as well as increasing challenges to improve their operating efficiencies. Due to the entrance of foreign global players, non-traditional competitors and the global financial crises, the profit margins of depository financial institutions have narrowed. As a result, some financial institutions have slowed, and may continue to slow, their capital spending, including spending on web-based products and solutions, which can negatively impact sales to new and existing clients. Decreases in, or reallocation of, capital expenditures by our current and potential clients, unfavorable economic conditions and new or persisting competitive pressures could adversely affect our business, financial condition and results of operations.

Our businesses may be adversely affected by disruptions in the growth and development of the banking and financial services sectors in the PRC. Our customer base comprises commercial banks and financial institutions in the PRC. Any economic downturn or regional financial upheavals disrupting growth and developments in the PRC banking and the financial services sector would presumably result in the reduction of IT expenditure or the postponement of major IT upgrading projects. If that should occur, there would be a detrimental impact on our growth opportunities if banks and financial institutions in the PRC are less prepared to incur expenditures to purchase or upgrade IT infrastructure and security surveillance systems. Our financial performance and overall investor value may therefore be adversely affected.

There exists substantial and increasing competition with which our businesses must compete in service offerings and pricing, and if our subsidiaries are not successful in addressing those issues, they may lose market share and revenue potential. In general, the level of competition in the PRC market for IT services and solutions to the financial services sector is intense. We face competition from both local and international companies. Some of the competitors have longer operating histories, larger clientele, more varied service and product offerings and more extensive personnel and financial resources which place them in a better position than our subsidiaries to develop and expand their range of services and market share. It is also expected that there will be competition from new entrants into the industry. Current or future competitors may develop or offer services that are comparable or superior to ours at a lower price. In addition, only some of the products and services of the companies are protected by intellectual property rights, therefore competitors would not be prevented from copying our business techniques. If we fail to successfully compete against our current and future competitors, our business, financial condition and operating results will be adversely affected.

In some service areas of the IT business, prices are decreasing which is adversely effecting margins in those areas; if our subsidiaries do not meet the resulting pricing structure or shift away from those areas of business to more remunerative services, they may lose business opportunities and may experience losses. There has been increasing competition in some areas of IT consulting services with the result of more competitive pricing and falling margins. Customers may elect to engage competitors who offer better pricing rather than use our subsidiaries. If our subsidiaries do not successfully manage their businesses and compete in these areas for engagements, they will suffer financial losses. Our subsidiaries may also address the competitive situation by shifting to other service areas where margins are better or they may provide extra services or enhancements that result in different pricing. If they are not successful in implementing new or differentiating services, they may suffer losses in particular segments of their businesses.

The failure to retain existing customers or changes in their continued use of our services will adversely affect operating results. Our subsidiaries, in part, compete using service and product fee structures designed to establish solid, long term client relationships and recurring revenues through ongoing usage by customers. Some of their revenues are dependent on recurring revenues and the continued acceptance of their services by customers in areas such as account presentation, payments and other financial services. The failure to retain the existing customers or a change in spending patterns and budgetary aspects of competing products would adversely affect the business model. Also, competitors may compete directly with our businesses by adopting a similar business model or through the acquisition of companies, such as resellers, who provide complementary products or services.

As a holding company, our business plan calls for cross selling, development of new offerings and expanded marketing by our subsidiaries; if they are unable to achieve these goals, our subsidiaries will not grow as expected and the future value of the holding company to investors may be less than expected. The expansion of our subsidiaries' businesses is dependent, in part, on developing, marketing, selling and supporting new financial products and services to the financial industry and cross selling to expand customer base and generally increasing marketing. If any new products developed prove defective or if the companies fail to properly market these products to the financial industry or sell these products to their customers, the businesses of our subsidiaries may not expand and grow. In such a circumstance, the value of these companies may remain stagnant or decline, which would adversely affect our financial condition and results of operations.

IT infrastructure components are obtained from selected suppliers; if the ability to obtain needed items is disrupted, our subsidiaries' businesses would be adversely affected. Many of the IT consulting services and system infrastructure installations conducted by our subsidiaries depend on the availability of the necessary hardware equipment and software applications from third parties. Our subsidiaries have established relations with selected suppliers. There is no assurance that these vendors/distributors will continue to offer needed items or not terminate their relationship with our subsidiaries. Although there are alternative suppliers for most of the needs, if our subsidiaries are unable to obtain the necessary IT infrastructure components from these or comparable vendors/distributors on a timely basis, our business, financial condition and results of operation would be adversely affected.

If the senior management team and critical staff are not retained, our subsidiaries would suffer a loss of reputation and an inability to manage their commitments and expand their operations as planned. In a service-oriented business, personal relationships, goodwill and networks are critical in obtaining and maintaining customer engagements. The ability to successfully complete engagements depends on a trained, knowledgeable and stable staff. The success of our subsidiaries depends on the continued efforts of the senior management teams in building good relationships with existing and potential customers and in the implementation of the growth and business strategy and their company’s ability to retain and replace its staff. Each senior management team has substantial experience in the services offered by the company and has been instrumental in their past growth and expansion. The loss of any member of the senior management team and critical staff could, without adequate replacement, result in an adverse impact on their businesses, financial conditions and results of operations.

If our subsidiaries are unable to protect their proprietary technology and other rights, they may be unable to effectively compete. Our subsidiaries rely on a combination of patent, copyright, trademark and anti-competition laws, as well as licensing agreements, third-party nondisclosure agreements, internal confidentiality policies and other contractual provisions and technical measures to protect their intellectual property rights. There can be no assurance that these protections will be adequate to prevent competitors from copying or reverse-engineering their products, or that competitors will not independently develop technologies that are substantially equivalent or superior to their technology. To protect their trade secrets and other proprietary information, employees, consultants, advisors and collaborators are required to enter into non-disclosure confidentiality agreements. There can be no assurance that these agreements will provide meaningful protection for the trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Although our subsidiaries hold registered rights covering certain aspects of their technology, there can be no assurance of the level of protection that these registrations will provide. Our subsidiaries may have to resort to litigation to enforce the intellectual property rights, to protect the trade secrets or know-how, or to determine their scope, validity or enforceability. Enforcing or defending intellectual property rights is expensive, could cause diversion of our resources and may not prove successful.

If our subsidiaries' proprietary rights infringe on those of other persons, they could be required to redesign those products, pay royalties or enter into license agreements with third parties or have to cease offering the infringing products or services, any of which could have an adverse impact on the business and revenues and profits of our subsidiaries and us. There can be no assurance that a third party will not assert that the intellectual property rights and services of our subsidiaries violates their intellectual property rights. To some extent the law of the PRC is not extensively developed in the area of enforcement. As the number of products offered by our subsidiaries and competitors increases and the functionality of these products further overlap, the provision of web-based financial services technology may become increasingly subject to infringement claims. Any claims, whether with or without merit, could:

●	be expensive and time consuming to defend;
●	cause the companies to cease making, licensing or using products that incorporate the challenged intellectual property;
●	require the companies to redesign our products, if feasible;
●	divert management's attention and resources; and
●	require the companies to pay royalties or enter into licensing agreements in order to obtain the right to use necessary technologies.

System failures could hurt our business reputation, and our subsidiaries could be liable for some types of failures, the extent or amount of which cannot be predicted. The operations of our subsidiaries depend on their ability to protect their systems from interruption caused by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events beyond our control. Our subsidiaries, in the future, plan to maintain their own offsite disaster recovery facility if it is necessary to their business strategies. In the event of major disasters, both primary and backup locations could be adversely impacted. Our subsidiaries do not currently have sufficient backup facilities to provide full Internet services if their primary facility is not functioning. They could also experience system interruptions due to the failure of their systems to function as intended or the failure of the systems relied upon to deliver services such as the Internet, certain services specific to the financial industry, processors that integrate with other systems and networks, and systems of third parties. Loss of all or part of the systems for a period of time could have a material adverse effect on our subsidiaries’ businesses and reputation. Our subsidiaries may be liable to their clients for breach of contract for interruptions in service. Due to the numerous variables surrounding system disruptions, the extent or amount of any potential liability cannot be predicted.

Security breaches could have a material adverse effect on our business and the business reputations of our subsidiaries. Computer systems may be vulnerable to computer viruses, hackers, and other disruptive problems caused by unauthorized access to, or improper use of, systems by third parties or employees. Although our subsidiaries intend to continue to implement state-of-the-art security measures, computer attacks or disruptions may jeopardize the security of information stored in and transmitted through computer systems of the clients and their end-users. Actual or perceived concerns that company systems may be vulnerable to such attacks or disruptions may deter financial services providers and consumers from using the company's services.

Data networks are also vulnerable to attacks, unauthorized access and disruptions. For example, in a number of public networks, hackers have bypassed firewalls and misappropriated confidential information. It is possible that, despite existing safeguards, an employee could divert end-user funds while these funds are in company control, exposing the subsidiaries to a risk of loss or litigation and possible liability. In dealing with numerous end-users, it is possible that some level of fraud or error will occur, which may result in erroneous external payments. Losses or liabilities that are incurred as a result of any of the foregoing could have a material adverse effect on the business of our subsidiaries.

The potential obsolescence of our subsidiaries' technology or the offering of new, more efficient means of conducting business could negatively impact our business. The industry for account presentation and payments services is relatively new and subject to rapid change. Success will depend substantially upon an ability to enhance existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet the changing financial industry requirements and incorporate technological advancements. If our individual subsidiaries are unable to develop new products and enhanced functionalities or technologies to adapt to these changes, or if they cannot offset a decline in revenues of existing products by sales of new products, their business would suffer.

Our subsidiaries' businesses use internally developed software and systems as well as third-party products, any of which may contain errors and bugs, the effect of which could cause our subsidiaries to spend additional money and time to correct, cause a breach of services agreements and/or pay damages. Our subsidiaries' products may contain undetected errors, defects or bugs that may or may not be correctable. The products involve integration with products and systems developed by third parties. Complex software programs of third parties may contain undetected errors or bugs when they are first introduced or as new versions are released. There can be no assurance that errors will not be found in existing or future products or third-party products upon which our subsidiaries' products are dependent, which could result in delays, loss of market acceptance of their products, diversion of resources, injury to their reputation, and increased expenses and potentially the payment of damages.

Our subsidiaries could be sued for contract or product liability claims, and those lawsuits may disrupt our business, divert management's attention or have an adverse effect on our financial results. The financial industry uses our products and services to provide web-based account presentation, customer service and other financial services to their end-users. Failures in a client's system could result in an increase in service and warranty costs or a claim for substantial damages. There can be no assurance that the limitations of liability set forth in company contracts would be enforceable or would otherwise protect us from liability for damages. The successful assertion of one or more large claims could result in substantial cost to the company and divert management's attention from operations. Any contract liability claim or litigation against the company could, therefore, have a material adverse effect on the business, financial condition and results of operations. In addition, because many of our subsidiaries projects are business-critical projects for financial services providers, a failure or inability to meet a client's expectations could seriously damage the company's reputation and affect its ability to attract new business.

Part of the business plan in the future is to seek additional services and clients and business opportunities through the acquisitions of related service and product providers; in such acquisitions, we will have to manage the integration, which may be disruptive to ongoing business, not successful, or more costly than estimated. Part of our business plan for our individual subsidiaries is to acquire additional businesses. To achieve the anticipated benefits of these acquisitions, our subsidiaries will need to successfully integrate the acquired employees, products and services, data and business methods of operations.  In addition, our subsidiaries may also have to consolidate certain functions and integrate procedures, personnel, product lines and operations in an efficient and effective manner. The integration process may be disruptive to, and may cause an interruption of, business as a result of a number of potential obstacles, such as:

●	the loss of key employees or customers;
●	the need to coordinate diverse organizations;
●	difficulties in integrating administrative and other functions;
●	the loss of key members of management following the acquisition; and
●	the diversion of management's attention from our day-to-day operations.

We have not identified any other Chinese operating companies at this time to be acquired and therefore we cannot provide further specific information to you. In this regard, we are not dissimilar from a blank check company whereby the success of the Company will be predicated upon finding suitable acquisition target companies, successfully purchasing them at a fair and economical price, and integrating them into the business culture of our Company.

If our subsidiaries are not successful in integrating these businesses or if the integrations take longer than expected, there could be significant costs and our businesses could be adversely affected.

We will incur costs as a result of being a public company, and the requirements of being a public company may divert management’s attention from our business and adversely affect our financial results.  As a public company, we will be subject to a number of requirements, including the reporting requirements of the Exchange Act, Sarbanes-Oxley and eventually the listing standards of Nasdaq. These requirements will cause us to incur costs and might place a strain on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. Sarbanes-Oxley requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, our management’s attention might be diverted from other business concerns, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we might not be able to retain our independent directors or attract new independent directors for our committees.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock. We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of Sarbanes-Oxley and the rules promulgated by the SEC thereunder.  Our management, including our President, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs.  Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate.  Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations. After the Share Exchange, we became a holding company with no material assets other than the stock of our subsidiaries.  Accordingly, all our operations will be conducted by our direct and indirect subsidiaries.  We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by us in its operations.

All of Covenant Holdings' liabilities survived the Share Exchange and there may be undisclosed liabilities that could have a negative impact on our financial condition. Before the Share Exchange, certain due diligence activities on the Company and Covenant Holdings were performed.  The due diligence process may not have revealed all liabilities (actual or contingent) of the Company and Covenant Holdings that existed or which may arise in the future relating to the Company's activities before the consummation of the Share Exchange.  Notwithstanding that all of the Company's pre-closing liabilities were transferred to SplitCo pursuant to the Transfer Agreement Split-Off, it is possible that claims for such liabilities may still be made against us, which we will be required to defend or otherwise resolve.  The provisions and terms of the Transfer Agreement and Split-Off may not be sufficient to protect us from claims and liabilities and any breaches of related representations and warranties.  Any liabilities remaining from the Company's pre-closing activities could harm our financial condition and results of operations.

Because Covenant Holdings has become public by means of a share exchange, we may not be able to attract the attention of major brokerage firms. There may be risks associated with Covenant Holdings' becoming public through the Share Exchange.  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position. Changes to US GAAP arise from new and revised standards, interpretations, and other guidance issued by FASB, the SEC, and others.  In addition, the U.S. Government may issue new or revised Cost Accounting Standards or Cost Principles.  The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others.  Such changes could result in unanticipated effects on our results of operations, financial position, and other financial measures.

Risks Related to the Shares.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all. Capital requirements are difficult to plan in our rapidly changing industry.  We expect that we will need additional capital to fund our future growth.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

●	Investors' perceptions of, and demand for, companies in our industries;
●	Investors' perceptions of, and demand for, companies operating in the PRC
●	Conditions of the U.S. and other capital markets in which we may seek to raise funds;
●	Our future results of operations, financial condition and cash flows;
●	Governmental regulation of foreign investment in companies in particular countries;
●	Economic, political and other conditions in the United States, the PRC, and other countries; and
●	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing shareholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

The market price of our common stock may be volatile, which could cause the value of your investment to decline or could subject us to securities class action litigation. Many factors could cause the market price of our common stock to rise and fall, including the following:

●	variations in our or our competitors’ actual or anticipated operating results;
●	variations in our or our competitors’ growth rates;
●	recruitment or departure of key personnel;
●	changes in the estimates of our operating performance or changes in recommendations by any securities analyst that follows our stock;
●	substantial sales of our common stock; or
●	changes in accounting principles.

Market volatility, as well as general economic, market or potential conditions, could reduce the market price of our common stock in spite of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation often has been brought against that company. Due to the potential volatility of our stock price, we therefore may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Shares of our common stock lack a significant trading market. Shares of our common stock are not eligible as yet for trading on any national securities exchange.  Our common stock may be quoted in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as "pink sheets."  These markets are highly illiquid.  Although we intend to apply for listing of our common stock on an exchange, there can be no assurance if and when the initial listing criteria could be met or if such application would be granted, or that the trading of the common stock will be sustained.  There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained.  In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange.  This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume.  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock, or to obtain coverage for significant news events concerning us, and the common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of our common stock by our shareholders could cause our stock price to decline. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  If our stockholders sell substantial amounts of our common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of common stock issued in the Share Exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our common stock.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our shareholders. Our articles of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.00001 per share, and up to 100,000,000 shares of preferred stock, par value $.00001 per share.  There are approximately 88,519,091 authorized and unissued shares of our common stock and 100,000,000 shares of our preferred stock which have not been reserved and are available for future issuance.  Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or to raise capital.  The issuance of additional shares of our common stock:

●	may significantly reduce the equity interest of our existing shareholders; and
●	may adversely affect prevailing market prices for our common stock.

We currently do not intend to pay dividends on our common stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates. We do not expect to pay dividends on shares of our common stock in the foreseeable future. In addition, because we are a holding company, our ability to pay cash dividends on shares of our common stock may be limited by restrictions on our ability to obtain sufficient funds through dividends from our subsidiaries.  Subject to these restrictions, the payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors. Consequently, your only opportunity to achieve a return on your investment in the Company will be if the market price of our common stock appreciates.

Risks Related to the Organization and Operations of the Company.

Revenues of the company. The Company may not generate any revenues other than revenues being claimed through its ownership of certain technology companies based in China.  Therefore, there can be no assurances that the Company will have the available funds to satisfy its obligations; moreover, there can be no assurances that the Company will declare or pay cash dividends or make distributions to investors of its Shares (even if the issuer is profitable).

Risks Related to Acquisition of Chinese Companies.

Risks attendant to acquisitions. The Company has acquired equity interests in two Chinese companies pursuant to certain China Agreements.  Other Chinese companies will be sought to be acquired and there will be no defined amount as to the number of Chinese companies that may be acquired and because target companies have yet to be identified, there is no available information regarding these companies.  Acquisitions involve a number of special risks, including: failure of the acquired business to achieve expected results; diversion of management’s attention; failure to retain key personnel of the acquired business; the need by the acquired business to obtain additional financing which if necessary and available, could increase leverage, dilute equity, or both; the potential negative effect on the financial statements of the Company from the increase in goodwill and other intangibles; and the high cost and expenses of completing acquisitions and risks associated with unanticipated events or liabilities.  These risks could have a material adverse effect on the business, results of operations and financial condition of the Company.  The Company expects to face competition for acquisition candidates, which may limit the number of opportunities to acquire companies and may lead to higher acquisition prices.  The Company cannot assure investors that it will be able to identify, acquire, or manage profitably additional businesses or to integrate successfully any acquired businesses into its existing business without substantial costs, delays or other operational or financial difficulties.  In addition, the Company may inadvertently assume unknown liabilities in acquisitions that it has completed or plans to complete. The Company’s assumption of unknown liabilities in acquisitions may harm the financial condition and operating results of the Company. Acquisitions may be structured in such a manner that would result in the assumption of unknown liabilities not disclosed by the seller or uncovered during pre-acquisition due diligence. These obligations and liabilities could harm the financial condition and operating results of the Company.

Market risks. An investor in a private equity transaction (such as the Company's acquisition of the Chinese technology companies) generally determines the terms of the investment based upon financial projections for the target company.  Projected operating results for such companies will normally be based primarily on judgments of the management of those companies.  In all cases, projections are only estimates of future results based upon assumptions made at the time the projections are developed.  There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections.  General economic conditions or other factors that are not predictable can have a material adverse impact on the reliability of projections.  For any given investment, total loss of invested capital is possible.

Under the China Agreements, sustained ownership of our subsidiaries will depend upon our ability to raise additional funds to inject into our subsidiaries.  Pursuant to the China Agreements, we have agreed to engage in a capital raise of $5 million by the first quarter of 2010 to inject $2.5 million in each of JIEN and Chongqing Sysway.  In the event that we are unable to raise the funds in a timely manner, we would request an extension from JIEN and Chongqing Sysway.  If the Company was unable to raise the funds or secure a timely extension to raise the funds to inject into the subsidiaries, the original Chinese equity owners of these subsidiaries would have a claim for breach of the China Agreements against the Company, for which one contract remedy might be rescission of such agreements and transfer of the ownership of the subsidiaries back to the original Chinese owners.

Risks Related to Our Business being Conducted in China.

Recent Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents and registration requirements for employee stock ownership plans or share option plans may subject our Chinese resident shareholders to personal liability and limit our ability to acquire companies in China or to inject capital into our subsidiaries in China, limit our Chinese subsidiaries' ability to distribute profits to us, or otherwise materially and adversely affect us.  The Chinese State Administration of Foreign Exchange ("SAFE") issued a public notice in October 2005, requiring Chinese residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China established for the purpose of acquiring any assets of or equity interest in companies in China and raising funds from overseas (referred to as an “offshore special purpose company”).  In addition, any Chinese resident that is a shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the local SAFE branch in the event of any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China with respect to that offshore special purpose company.  To further clarify the implementation of Circular 75, the SAFE issued Circular 124 and Circular 106 on November 24, 2005 and May 29, 2007, respectively. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are Chinese residents in a timely manner. If these shareholders fail to comply, the Chinese subsidiaries are required to report to the local SAFE authorities.  If the Chinese subsidiaries of the offshore parent company do not report to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may be restricted in its ability to contribute additional capital into its Chinese subsidiaries.  Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under China law for evasion of foreign exchange restrictions. The failure or inability of these Chinese resident beneficial owners to comply with the applicable SAFE registration requirements may subject these beneficial owners or us to the fines, legal sanctions and restrictions described above.

On March 28, 2007, SAFE released detailed registration procedures for employee stock ownership plans or share option plans to be established by overseas listed companies and for individual plan participants. Any failure to comply with the relevant registration procedures may affect the effectiveness of our employee stock ownership plans or share option plans and subject the plan participants, the companies offering the plans or the relevant intermediaries, as the case may be, to penalties under PRC foreign exchange regime. These penalties may subject us to fines and legal sanctions, prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

In addition, the NDRC promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals must be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

Chinese regulation of loans and direct investment by offshore holding companies to Chinese entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.  We may make loans to our subsidiaries, or we may make additional capital contributions to our subsidiaries.  Any loans to our subsidiaries are subject to Chinese regulations.  For example, loans by us to our subsidiaries in China, which are foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, or if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A return to profit repatriation controls may limit the ability to expand business and reduce the attractiveness of investing in Chinese business opportunities. PRC law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in the PRC to other countries, and the remittance does not require prior approval by SAFE. SAFE regulations required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business in which they own for other reasons. Relevant PRC law and regulation permit payment of dividends only from retained earnings, if any, determined in accordance with PRC accounting standards and regulations. It is possible that the PRC tax authorities may require changes in the income of the company that may limit its ability to pay dividends and other distributions to shareholders. PRC law requires companies to set aside a portion of net income to fund certain reserves, which amounts are not to distributable as dividends. These rules and possible changes could restrict our companies from repatriating funds to us, and ultimately, the shareholders as dividends.

The economy of China has been experiencing unprecedented growth and this has resulted in some inflation.  If the Chinese government tries to control inflation by traditional means of monetary policy or returns to planned economic techniques, our business will suffer a reduction in sales growth and expansion opportunities.  The rapid growth of the Chinese economy has resulted in higher levels of inflation. If the government tries to control inflation, it may have an adverse effect on the business climate and growth of private enterprise in the PRC. An economic slow down will have an adverse effect on our sales and may increase costs. On the other hand, if inflation is allowed to proceed unchecked, our companies' costs would likely increase, and there can be no assurance that they would be able to increase their prices to an extent that would offset the increase in their expenses.

Fluctuation in the value of the RMB may reduce the value of your investment. The change in value of the RMB against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions.  On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar.  Under the current policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a greater fluctuation range between RMB and the U.S. dollar.  There remains significant international pressure on China to adopt a more flexible and more market-oriented currency policy that allows a greater fluctuation in the exchange rate between the RMB and the U.S. dollar. Accordingly, we expect that there will be increasing fluctuations in the RMB exchange rate against the U.S. dollar in the near future.  Any significant revaluation of the RMB may have a material adverse effect on the value of, and any dividends paid on, our Common Stock in U.S. dollar terms.

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues. Our business is conducted in China.  Doing business outside the United States, particularly in China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation.  We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter our business practice in time to avoid the possibility of reduced revenues.

China's economic policies could affect our business. Substantially all of our assets are located in China and all of our revenue is derived from our operations in China.  Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall economy of China, but they may also have a negative effect on us.  For example, operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.  The economy of China has been changing from a planned economy to a more market-oriented economy.  In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government.  In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China. Historically, China has not adopted a Western style of management and financial reporting concepts and practices, as well modern banking, computer and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises. Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China.  Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock. Nationalization or expropriation could even result in the total loss of an investment in our stock.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us. The legal system in China is a civil law system.  Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment.  Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock.  In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

If certain exemptions within the PRC regarding withholding taxes are removed, our subsidiaries may be required to deduct Chinese corporate withholding taxes from any dividends that are paid to us which will reduce the return on investment. Under current PRC tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to stockholders outside the PRC. If the foregoing exemption is eliminated, in the future we may be required to withhold such taxes which will reduce its revenues and the amount of retained earnings that may be distributed to the shareholders.

The PRC legal system has inherent uncertainties that could limit the legal protections available to you.  Most of the Company assets and all of our operations are in the PRC. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited precedential value. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with such economic matters as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. The laws in the PRC differ from the laws in the United States and may afford less protection to our shareholders. Unlike laws in the United States, the applicable laws of China do not specifically allow shareholders to sue the directors, supervisors, officers or other shareholders on behalf of the company to enforce a claim against these parties that the company has failed to enforce itself. Therefore, any action brought against the company or its officers and directors or its assets may be very difficult to pursue if not impossible. It is unlikely that any suit in the PRC would be able to be based on theories common in the United States or based on United States securities laws.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against any officers, directors and assets based in China.  As our executive officers and directors may be Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States.  Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for you to access those assets to enforce judgments rendered against us or our directors or executive offices by U.S. courts.  In addition, the courts in China may not permit the enforcement of judgments arising out of U.S. federal and state corporate, securities or similar laws.  Accordingly, U.S. investors may not be able to enforce judgments against us for violation of U.S. securities laws.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of December 24, 2009 regarding the number of shares of common stock beneficially owned by (i) each person or entity known to us to own more than 5% of our common stock; and (ii) all of our executive officers and directors as a group.

Unless otherwise indicated, each of the shareholders named in the table below has sole voting and investment power with respect to such shares of common stock.  Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Covenant Holdings, Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004.

Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of December 24, 2009, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the shareholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other shareholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(2)
5% Shareholders:

Ma Bing Feng HaiNan JIEN Intelligent Engineering Co. Floor 6, No.38 DaTong Road, Fortune Centre, Haikou City, Hainan Province, China 570102	810,000	7.1%
Song Xiaozhong c/o ChongQing Sysway Information Technology Co., Ltd 4F,H Building, 67th, No.3 Keyuan Road, Hi-tech Industrial Development Zone, ChongQing, China 400041	606,158	5.3%
Directors and Executive Officers:
Fredric Rittereiser	0	*
Kenneth Wong	300,000	2.6%
K. Ivan F. Gothner	250,000	2.2%
Justin D. Csik	100,000	*

All Directors and named Executive Officers as a group (4 persons)	650,000	5.7%
__________________________

*	Represents less than 1% of the shares outstanding.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Unless otherwise noted, we believe that all person named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)	Based on 11,480,909 shares of common stock issued and outstanding as of December 24, 2009.

Executive Officers and Directors

The following persons became our executive officers and directors on December 24, 2009, upon effectiveness of the Share Exchange and hold the positions set forth opposite their respective names.

Name	Age	Position
Fredric W. Rittereiser	73	Chairman of the Board of Directors
Kenneth Wong	53	President and Director
K. Ivan F. Gothner	51	Director
Justin D. Csik	26	Acting Chief Financial Officer, Corporate Secretary and General Counsel

Our directors hold office for one-year terms and until their successors have been elected and qualified.  Our officers are elected annually by the board of directors and serve at the discretion of the board.

Biographies

Fredric W. Rittereiser, Chairman of the Board of Directors.  Mr. Rittereiser was a founder of Covenant Holdings and has over 40 years of capital markets experience as a senior executive at numerous Wall Street firms.  In the past, he acted as an independent consultant advising global companies with market entry and strategic development issues specializing in China-related projects.  He is the former President of Instinet Corporation, which became one of the world's leading electronic securities trading firms under his leadership.

After seven years of service at the NYPD Intelligence Division as a detective, he started his Wall Street career in 1964 as an institutional equities trader with Merrill Lynch & Co.  Subsequently, he became one of the leading block traders on Wall Street.  In 1973, Mr. Rittereiser became President of the Wall Street trading firm Troster, Singer & Co.  Under his guidance, the company was transformed into a leading institutional block-trading house on the Nasdaq.  From 1973 until 1980, he served as the NASDAQ representative on the National Market System Committee responsible for negotiated rates, developing market linkages in the U.S., promoting price competition and endorsing Nasdaq as the electronic market for growth companies and new issues.

In 1983, he joined Instinet Corporation as President and Chief Operating Officer.  Under his leadership, the company evolved into a highly efficient continuous electronic communications network or ECN that allowed institutions and dealers to negotiate securities trades anonymously.  Mr. Rittereiser successfully negotiated the sale of Instinet to the Reuters Group in 1987.  Between 1983 and 2002, Mr. Rittereiser was CEO and COO of three public companies – Instinet, Sherwood Group and Ashton Technology Group.  Mr. Rittereiser is also the founder of Ashton Technology Group and Gomez Advisors, Inc.

Between 1991 and 1993, he became a special consultant to Booz Allen and Hamilton, a global strategy and technology-consulting group.  He is currently retired but has recently served as a director of AgFeed Industries, Inc. and as Chairman of its Compensation Committee, and he is currently Chairman of AgFeed’s Strategic Affairs Committee.  Mr. Rittereiser has also served as a board member of the International Heritage Mutual Fund.

Kenneth Wong, President and Director.  Mr. Wong was a founder of Covenant Holdings. For nearly thirty years, Mr. Wong combined his business acumen, cross-cultural facility and focused management tactics to establish CIG Asia, Ltd., a successful Philadelphia, PA-based national property and casualty insurance brokerage firm.  Under his direction as president, the company provides its diverse client base with the coverage and financial advice in complex business environments.

In 2008, Mr. Wong was appointed to the Traveler’s Insurance Company’s national diversity advisory council to assist this major insurance carrier in developing the diverse emerging markets in the United States. Mr. Wong also serves as Managing Partner of SmithWong Associates, LLC, a consulting firm specializing in the development of new market opportunities for both U.S. and China-based companies. To date, the firm’s efforts have helped generate close to one-half billion dollars for their clients.  Mr. Wong is a board member of Holly High, Ltd., a Beijing-based company specializing in mergers and acquisitions.

Mr. Wong’s commitment to the full inclusion of Asian Americans and new Americans living, working and doing business in the United States, in general, and in the Delaware Valley, in particular, has positioned him for numerous leadership roles.  Mr. Wong, the son of Chinese immigrants, was appointed by President George W. Bush to serve as a commissioner on the President’s Advisory Commission for Asian Americans and Pacific Islanders, where he focused on economic issues and community development.

At the recent 2008 National U.S. Hong Kong Business Association (NUSHKBA) Caucus, Mr. Wong was elected unanimously to the national presidency of this organization. NUSHKBA represents the 10 U.S. based Hong Kong business associations that focus on developing economic trade relationships with Hong Kong and China. NUSHKBA is a member of the Hong Kong Business Association Worldwide, which is affiliated with the prestigious Hong Kong Trade and Development Council.

K. Ivan F. Gothner, Director. Mr. Gothner, a founder of Covenant Holdings, has been Managing Director and founder of Adirondack Partners, LLC, a private merchant-banking firm that focuses on serving small and mid-size growth companies, since 1993.  He has been active as a merchant banker focusing on small and mid-size growth companies for his entire career. His work has focused on companies experiencing rapid growth as a result of introducing new technologies and products or by entering new markets. Prior to founding Adirondack Partners, Mr. Gothner was Senior Vice President of Barclays Bank from 1990 to 1992, responsible for establishing an investment banking unit to serve small and mid-sized companies.  Mr. Gothner joined Kleinwort Benson Limited in 1986 and from 1987 to 1990, he served as a Senior Vice President of the firm and General Manager of the KB Mezzanine Fund, L.P., a specialized fund which invested in the equity and junior capital of small and mid-sized businesses.  Currently, Mr. Gothner serves on the Board of Directors of ArtID, LLC, Covenant Group Holdings, Inc., AgFeed Industries, Inc. (where he is also Chairman of the Audit Committee and Compensation Committee and a member of the Nominating and Corporate Governance Committee) and Best Buddies of Massachusetts.  Mr. Gothner received a Bachelor’s of Art from Columbia College in political science and economics and a MIA from Columbia University’s School of International Affairs in international economic policy and finance.

Justin D. Csik, Acting Chief Financial Officer, Corporate Secretary and General Counsel.  Mr. Csik joined Covenant Holdings in October, 2009.  Mr. Csik is a practicing attorney with a background in accounting and economics.  Upon being admitted to the state bars of Pennsylvania and New Jersey, Mr. Csik was a corporate finance associate with Buchanan Ingersoll & Rooney PC from 2008 to 2009.  While at Buchanan Ingersoll, he worked on a variety of securities regulatory, transactional and corporate governance matters for a number of clients ranging from small businesses to large, publicly-traded companies.  He was also a member of his firm’s China practice group, where he assisted clients with legal issues unique to U.S. public companies with primarily China-based operations.

Prior to joining Buchanan Ingersoll, Mr. Csik worked for Deloitte & Touche LLP for an extended audit and assurance internship in 2004.  During his time with Deloitte, he worked on the major phases of financial statement audits for a variety of public and privately-held clients, which included substantive account testing and SEC reporting.  Thereafter, Mr. Csik served as a judicial intern for United States District Judge Freda L. Wolfson, where he researched and wrote draft opinions and legal memoranda on various civil law issues.  In 2007, he was also a member of Buchanan Ingersoll’s summer associate program.

Mr. Csik received his Bachelor of Science in accountancy and economics from Villanova University in 2005, graduating magna cum laude.  In 2008, Mr. Csik received his Juris Doctor degree from Rutgers School of Law—Camden.  During law school, he was both an editor and published author for the Rutgers Law Journal.

There are no family relationships among our directors and executive officers.

Advisory Board

To assist with the effective execution of its business plan, we have begun to organize a strategic advisory board, initially comprised of the following individuals:

John P. Hughes. Mr. Hughes is currently a partner with Walston DuPont Group Advisors, a financial advisory firm specializing in capital formation guidance for corporate clients.  He started his career in 1969 at Merrill Lynch as an equity trader, and in 1976, he went on to join WH Newbolds & Son as manager of equity trading.  Thereafter, he joined Janney Montgomery Scott LLC in 1990 as First Vice President, Head of Equity Trading.  He was elected to Janney’s Management Committee in 2000 and became Senior Vice President, Director of Capital Markets, a position in which he remained until May of 2008.  During his 18 year tenure with Janney, he served on various committees including Compliance Review, Risk Management, Capital Commitment, Soft Dollar, and Product Review.

During his professional career, Mr. Hughes served in numerous organizational roles within the securities industry.  In 1989, he was elected President of the Investment Traders Association of Philadelphia.  Thereafter, he served on the NASD Market Surveillance Committee from 1990-1992 in the capacity of Chairman of the Compliance Sub-Committee.  He was also a member of the NASD’s District #9 Business Conduct Committee from 1992-1994 and served as its chair in 1993.  In 1998, he was appointed to the NASD Market Regulation Committee and also served as its Chairman in 1999.  In addition, he was elected as Chairman of the Security Traders Association in 2003, an international organization of over 5,000 members.  Beyond these roles, Mr. Hughes has also been a member of the SIA Trading Issues Committee, a member of the NASD Trading Issues Committee and an NASD Arbitrator.  Currently, he is a member of SIFMA Trading Issues Committee and the Security Traders Association Trading Issues Committee.

Mr. Hughes also holds the following FINRA Series professional licenses:  7; 9; 10; 24; 55; 63.

Sam Zhou.  Mr. Zhou has extensive experience both in the Asia capital markets and with assisting Chinese businesses in attaining their capital funding goals.  Since 1995, he has served as Executive Director of Sunrise Capital Group, where he has played a key leadership role in helping Chinese private companies raise funds and obtain listing on domestic and overseas stock exchanges.  He holds a Bachelor of Economics from Guangzhou Zhongshan University and a Master of Management in Finance from New Zealand Massey University.

In addition to his experience at Sunrise Capital Group, Mr. Zhou served from 2003 to 2005 as Deputy General Manager (Corporate Finance) of Singapore Southern Packaging Group Limited, a listed company on the main board of the Singapore Stock Exchange.  In this capacity, Mr. Zhou was responsible for raising capital, capital offerings, share buybacks, capital management and structuring, strategic assessment of acquisitions, mergers and divestments, and structuring takeovers.  Prior to this position, he was Financial Controller for Hong Kong-based Synergy Group Limited from 2001 to 2002.

From 2000 to 2001, Mr. Zhou gained his banking experience as Banking Officer with the Hong Kong-based Bank of East Asia, where he was mainly engaged in the development of its corporate lending business.  Prior to this position, he served as Mortgage Manager for the Asia banking division of the New Zealand ASB Bank from 1999 to 2000.

Mr. Zhou’s early career was invested in a variety of dynamic roles in China.  From 1994 to 1996, he served as Deputy General Manager of Shenzhen Bestar Industrial and Trade Co. Ltd., where he was responsible for the Trading Department and Finance Department.  Prior to his time with Shenzhen Bestar, he was Manager of the Import and Export Department of Shenzhen Zhonglu Tourism Products Co. Ltd. from 1992 to 1993.  Lastly, Mr. Zhou began his career as Assistant Manager of the Import and Export department of Southern Industrial & Trading Group (Shenzhen, China) Co. Ltd., where he worked from 1988 to 1991.

Key Subsidiary Personnel

Although the following individuals are not deemed executive officers as required by the rules promulgated under the Exchange Act, we believe that they play a key role in the success of our subsidiaries and their background and experience are relevant to our stockholders.

Chongqing Sysway

Song XiaoZhong – Chairman:  Song XiaoZhong, a university graduate with a Masters degree, was born in Chongqing in 1966.  He is currently Chairman of Chongqing Sysway.  Mr. Song joined Chongqing Sysway in 1993 and has served as manager of the marketing department, deputy general manager, sales supervisor, and financial controller.  Prior to joining Chongqing Sysway, Mr. XiaoZhong served as Youth League secretary in Ma Liu High School.

Song GuangWei - Deputy General Manager: Song GuangWei, a university graduate with a Masters degree, was born in Chongqing in 1967.  He is currently a board member and the deputy general manager of Chongqing Sysway.  Mr. Song joined Chongqing Sysway in 1993, and he has served as general engineer, board member, deputy general manager, and CFO.  Prior to joining Chongqing Sysway, Mr. Song served as a teacher at the Chinese People’s Liberation Army Chonqing Communication College.

Li Jun – General Manager: Li Jun, a university graduate with a Doctorate degree from Chongqing University, was born in Chongqing in 1967. He is currently the general manager of Chongqing Sysway. Dr. Li joined Chongqing Sysway in 1999, and he has served as general manger, department manager and sales center manager.  Prior to joining the Company, Dr. Li served as a teacher in Chongqing University.

Hainan Jien

Ma Bing Feng - Chairman & General Manager: Mr. Ma has more than ten years of experience in Hainan Jien’s marketing and company operations. Since 1999, Mr. Ma has served as Chairman & General Manager in Hainan Jien. From 1998 to 1999, he served as General Manager of the Business Department of the Hainan Air Group Information Company. Between 1996 and 1998, he was General Manager of C&P IT Company, Hainan Branch.

Wang Jun Feng - Vice General Manager: Mr. Wang holds a B.S. in computer science from Wuhan University. Since 2005, Mr. Wang was Vice General Manager of Hainan Jien. From 2003 to 2005, he served at Hainan Jien as Technology Manager. Prior to this, from 2002 to 2003, he worked as a Technician for Wuhan Heng Da Automatic Engineering Company.

Executive Compensation

Prior to the consummation of the Share Exchange, Mr. Mohan Singh served as President, Principal Executive Officer, Secretary and Treasure of the Company.  Mr. Singh received no compensation for serving in these offices.

To date, Mr. Wong has not been compensated as President of Covenant Holdings. However, he is currently in negotiations with the Company regarding his future compensation as President of the Company. Mr. Csik has been compensated by Covenant Holdings at the rate of $5,000 per month ($60,000 per year) since joining Covenant Holdings. Neither Mr. Wong nor Mr. Csik is a party to a written employment agreement or other compensatory arrangement with the Company. The advisability of entering into these agreements with the Company executives and the terms of any such agreement is a continuing source of discussion within the Company.

Outstanding Equity Awards at Fiscal Year-End

As of December 24, 2009, there were no outstanding equity awards held by executive officers of our company.

Board Independence

Mr. Wong does not qualify as "independent" director, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  As a requirement to listing the Company's common stock on The NASDAQ Capital Market or other exchange, the Company intends to add independent directors.  The board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and NASD pursuant thereto.

Director Compensation

Prior to the consummation of the Share Exchange, Mr. Singh served as sole director of the Company.  Mr. Singh received no compensation for serving as a director.

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity.  We reimburse our directors for reasonable expenses incurred in connection with their service as directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees but have not done so to date due to our relatively small size.

Board Committees

Audit Committee

We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.  The audit committee's duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

We intend to establish a compensation committee of the board of directors.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Stock Incentive Plans

We have currently no stock incentive plan adopted.  We intend to adopt a stock incentive plan in order to further the growth and general prosperity of the Company by enabling our employees, contractors and service providers to acquire our common stock, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain its employees, contractors and service providers.

Certain Relationships and Related Transactions

None.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, on December 24, 2009, we issued 9,380,909 shares of our common stock to the Covenant Holdings Shareholders, in exchange for the shares held by these shareholders pursuant to the Share Exchange Agreement.  Such securities were not registered under the Securities Act, rather they were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Regulations D and S promulgated thereunder.

Description of our Securities

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  We refer to the copies of our articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by us is 200,000,000 shares, 100,000,000 shares of which is common stock with a par value of $0.0001 per share and 100,000,000 shares of which is preferred stock with a par value of $0.0001 per share.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange and the Cancellation Agreement, our issued and outstanding securities, on a fully diluted basis, is as follows:

●
11,480,909 shares of common stock; approximately 81.7% of which shares will be held by the Covenant Holdings  Shareholders and approximately 18.3% of which are held by the existing shareholders of Everest;

●	No shares of preferred stock;

●	No options to purchase any capital stock or securities convertible into capital stock; and

●	No warrants to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share.  Our Articles of Incorporation does not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Price and Dividends

Covenant Holdings is, and has always been a privately-held company and now is a wholly-owned subsidiary of the Company.  There is not, and never has been, a public market for the securities of Covenant Holdings.  Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol EVRS.OTCBB, but there is currently no liquid trading market.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Our By-Laws provides, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of us and our shareholders (through shareholder derivative suits on behalf of us) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Market Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol EVRS.OTCBB, but there is currently no trading market.  We have notified the OTC Bulletin Board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the National Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

Item 4.01	Changes in Registrant's Certifying Accountant

On December 24, 2009, we dismissed Manning Elliott LLP (“Manning Elliott”) as our independent accountants.  Manning Elliott had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Manning Elliott is that, following the consummation of the Share Exchange on December 24, 2009, (i) the former shareholders of Covenant Holdings own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Covenant Holdings.  The independent registered public accountant of Covenant Holdings for US accounting purposes was the firm of Morison Cogen LLP (“Morison Cogen”).  We believe that it is in our best interest to have Morison Cogen continue to work with our business, and we therefore retained Morison Cogen as our new principal independent registered accounting firm, effective as of December 24, 2009.  Morison Cogen is located at 150 Monument Road, Suite 500, Bala Cynwyd, PA 19004.  The decision to change accountants was approved by our board of directors on December 24, 2009.

The report of Manning Elliott on our financial statements for the period from November 8, 2006 (inception) through our fiscal year ended June 30, 2009 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through December 23, 2009, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the matter in connection with its reports.

From our inception through December 24, 2009, we did not consult Morison Cogen regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Manning Elliott and requested it to furnish us a letter addressed to the SEC as to whether Manning Elliott agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of Manning Elliott's letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Share Exchange, on December 24, 2009, Messrs. Rittereiser, Wong and Gothner were appointed to the board of directors of the Company effective as of the Closing Date, with Mr. Rittereiser being named Chairman of the Board.  Mr. Singh resigned as a director, effective as of the close of business on the Closing Date.

Following the Share Exchange, Mr. Singh resigned as President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer of the Company and Mr. Wong was appointed as President and Mr. Csik was appointed as Acting Chief Financial Officer, General Counsel and Corporate Secretary.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which Messrs. Rittereiser, Wong, Gothner and Csik had or will have a direct or indirect material interest, other than the ownership of shares of our common stock as a result of the share exchange transaction.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On December 24, 2009, immediately prior to the consummation of the Share Exchange, we changed our name from Everest Resources Corp. to Covenant Group of China Inc. by filing a Certificate of Amendment to the Articles of Incorporation of Everest.

Immediately prior to the consummation of the Share Exchange, on December 24, 2009, our board of directors approved a change in our fiscal year from a fiscal year ending June 30 to a fiscal year ending on December 31.  The change in our fiscal year took effect on December 24, 2009 and, therefore, there will be no transition period in connection with this change of fiscal year-end.  Our 2009 fiscal year will end on December 31, 2009.

Item 5.06	Change in Shell Company Status

On December 24, 2009, we consummated the transactions contemplated by the Share Exchange Agreement.  As a result of the consummation of the Share Exchange described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), audited financial statements for the operating subsidiaries of Covenant Holdings, Chongqing Sysway and Hainan Jien, for the fiscal years ended December 31, 2008 and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

The unaudited financial statements for the operating subsidiaries of Covenant Holdings, Chongqing Sysway and Hainan Jien, for the six-month interim periods ended June 30, 2009 and 2008 are filed in this Current Report on Form 8-K as Exhibit 99.2.

The unaudited consolidated financial statements of Covenant Holdings for the three-month interim period ended September 30, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.3.

 (b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.4.

Such pro forma financial statements are based on the historical financial statements of the Company and Covenant Holdings after giving effect to the share exchange transaction.  In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, Covenant Holdings  is considered the accounting acquiror.  The share exchange transaction was completed on December 24, 2009.  Because Covenant Holdings' owners as a group retained or received the larger portion of the voting rights in the combined entity and Covenant Holdings' senior management represents a majority of the senior management of the combined entity, Covenant Holdings is considered the acquiror for accounting purposes and will account for the share exchange transaction as a reverse acquisition.  The acquisition will be accounted for as the recapitalization of Covenant Holdings.  Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet presents the accounts of the Company and Covenant Holdings as if the acquisition of Covenant Holdings by the Company occurred on September 30, 2009.  The unaudited pro forma consolidated statements of operations present the accounts of the Company and Covenant Holdings for the year ended December 31, 2008 and September 31, 2009 as if the acquisition occurred on January 1, 2008 for income statement purpose.

Reclassifications have been made to historical financial statements to conform to our historical financial statement presentation.

The unaudited pro forma combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Plan of Operations" under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Covenant Holdings.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Registrant.

(d)           Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

2.1	Share Exchange Agreement by and among Covenant Holdings, Everest. and the Covenant Holdings Shareholders, dated as of December 24, 2009

2.2	Articles of Exchange between Everest and Covenant Holdings, dated December 24, 2009

3(i).1	Articles of Incorporation of Everest (Incorporated herein by reference to Exhibit 3.1 to the Company's Form SB-2 filed on August 30, 2007 (SEC reference no. 333-145798) (the "Form SB-2"))

3(i).2	Certificate of Amendment to the Articles of Incorporation of Everest

3(ii).1	By-Laws of Everest (Incorporated herein by reference to Exhibit 3.2 to the Form SB-2)

3(ii).2	Amendment to Bylaws of Everest

4.1	Specimen Stock Certificate

10.1	Termination Agreement, dated as of December 24, 2009, by and between Gary Sidhu and Everest

10.2	Share Cancellation and Loan Agreement, dated December 24, 2009, by and between Covenant Holdings and Gary Sidhu

10.3	Stock Acquisition and Reorganization Agreement, dated as of June 24, 2009, by and between Covenant Holdings and Chongqing Sysway

10.4	Stock Acquisition and Reorganization Agreement, dated as of June 24, 2009, by and between Covenant Holdings and Hainan Jien

10.5	Resignation Letter from Mohan Singh

10.6	Promissory Note of Covenant Holdings in favor of Gary Sidhu in the principal amount of $190,000

16.1	Letter from Manning Elliott LLP

99.1(a)	Audited Financial Statements, together with Notes to Financial Statements, of Chongqing Sysway for the years ended December 31, 2008 and 2007

99.1(b)	Audited Financial Statements, together with Notes to Financial Statements, of Hainan Jien for the years ended December 31, 2008 and 2007

99.2(a)	Unaudited Condensed Financial Statements, together with Notes to Condensed Financial Statements, of Chongqing Sysway for the six months ended June 30, 2009 and 2008

99.2(b)	Unaudited Condensed Financial Statements, together with Notes to Condensed Financial Statements, of Hainan Jien for the six months ended June 30, 2009 and 2008

99.3	Unaudited Consolidated Financial Statements, together with Notes to Consolidated Financial Statements, of Covenant Holdings for the period from inception through September 30, 2009

99.4	Unaudited Pro-forma Combined Financial Statements of Covenant Holdings and Everest as of September 30, 2009 and December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT GROUP OF CHINA INC.

Date: December 31, 2009	By:	/s/ Kenneth Wong
Name: Kenneth Wong
Title: President

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement by and among Covenant Holdings, Everest. and the Covenant Holdings Shareholders, dated as of December 24, 2009

2.2	Articles of Exchange between Everest and Covenant Holdings, dated December 24, 2009

3(i).1	Articles of Incorporation of Everest (Incorporated herein by reference to Exhibit 3.1 to the Company's Form SB-2 filed on August 30, 2007 (SEC reference no. 333-145798) (the "Form SB-2"))

3(i).2	Certificate of Amendment to the Articles of Incorporation of Everest

3(ii).1	By-Laws of Everest (Incorporated herein by reference to Exhibit 3.2 to the Form SB-2)

3(ii).2	Amendment to Bylaws of Everest

4.1	Specimen Stock Certificate

10.1	Termination Agreement, dated as of December 24, 2009, by and between Gary Sidhu and Everest

10.2	Share Cancellation and Loan Agreement, dated December 24, 2009, by and between Covenant Holdings and Gary Sidhu

10.3	Stock Acquisition and Reorganization Agreement, dated as of June 24, 2009, by and between Covenant Holdings and Chongqing Sysway

10.4	Stock Acquisition and Reorganization Agreement, dated as of June 24, 2009, by and between Covenant Holdings and Hainan Jien

10.5	Resignation Letter from Mohan Singh

10.6	Promissory Note of Covenant Holdings in favor of Gary Sidhu in the principal amount of $190,000

16.1	Letter from Manning Elliott LLP

99.1(a)	Audited Financial Statements, together with Notes to Financial Statements, of Chongqing Sysway for the years ended December 31, 2008 and 2007

99.1(b)	Audited Financial Statements, together with Notes to Financial Statements, of Hainan Jien for the years ended December 31, 2008 and 2007

99.2(a)	Unaudited Condensed Financial Statements, together with Notes to Condensed Financial Statements, of Chongqing Sysway for the six months ended June 30, 2009 and 2008

99.2(b)	Unaudited Condensed Financial Statements, together with Notes to Condensed Financial Statements, of Hainan Jien for the six months ended June 30, 2009 and 2008

99.3	Unaudited Consolidated Financial Statements, together with Notes to Consolidated Financial Statements, of Covenant Holdings for the period from inception through September 30, 2009

99.4	Unaudited Pro-forma Combined Financial Statements of Covenant Holdings and Everest as of September 30, 2009 and December 31, 2008